QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Micron Technology, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

 Notice of 2008 Annual Meeting of Shareholders

December 11, 2008

To the Shareholders:

        NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Shareholders of Micron Technology, Inc., a Delaware corporation (the "Company"), will be held on December 11, 2008, at 9:00 a.m., Mountain Standard Time, at the Company's headquarters located at 8000 South Federal Way, Boise, Idaho 83716-9632, for the following purposes:

  1.
  To elect directors to serve for the ensuing year and until their successors are elected and qualified;

  2.
  To approve an amendment to the Company's 2007 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 10,000,000;

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for the fiscal year ending September 3, 2009; and

  4.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only shareholders of record at the close of business on October 15, 2008, are entitled to notice of and to vote at the meeting. A complete list of shareholders entitled to vote at the meeting will be open to the examination of any shareholder, for any purpose germane to the business to be transacted at the meeting, during ordinary business hours for the ten-day period immediately preceding the date of the meeting, at the Company's headquarters at 8000 South Federal Way, Boise, Idaho 83716-9632.

        The Securities and Exchange Commission recently adopted rules that permit proxy materials to be furnished over the Internet rather than in paper form. Accordingly, we are sending many of our shareholders a notice regarding the availability of this proxy statement, our Annual Report on Form 10-K for fiscal 2008 and other proxy materials via the Internet. This electronic process gives you fast, convenient access to the materials, reduces the impact on the environment and reduces our printing and mailing costs. A paper copy of these materials can be requested using one of the methods described in the materials.

        Attendance at the Annual Meeting will be limited to shareholders and guests of the Company. Shareholders may be asked to furnish proof of ownership of the Company's Common Stock before being admitted to the meeting. Directions to the meeting's location accompany the Proxy Statement.

        To ensure your representation at the meeting, you are urged to vote, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Alternatively, shareholders may vote by telephone or electronically via the Internet. Please refer to the instructions included with the proxy for additional details. Shareholders attending the meeting may vote in person even if they have already submitted their proxy.

By Order of the Board of Directors
Roderic W. Lewis Vice President of Legal Affairs, General Counsel & Corporate Secretary

Boise, Idaho
October 28, 2008

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY PROMPTLY.

8000 South Federal Way
Boise, Idaho 83716-9632

PROXY STATEMENT
2008 ANNUAL MEETING OF SHAREHOLDERS

December 11, 2008
9:00 a.m. Mountain Standard Time

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The proxy is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Micron Technology, Inc. (the "Company"), for use at the 2008 Annual Meeting of Shareholders to be held on December 11, 2008, at 9:00 a.m., Mountain Standard Time, or at any adjournment or postponement thereof (the "Annual Meeting"). The purpose of the Annual Meeting is set forth herein and in the accompanying Notice of 2008 Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's headquarters located at 8000 South Federal Way, Boise, Idaho 83716-9632. Directions to the Annual Meeting accompany this Proxy Statement. The Company's telephone number is (208) 368-4000.

        This Proxy Statement and related proxy card are first being distributed on or about October 28, 2008, to all shareholders entitled to vote at the meeting.

        Shareholders can vote their shares using one of the following methods:

  •
  Vote through the Internet at www.proxydocs.com/mu using the instructions included in the notice regarding the Internet availability of proxy materials, the proxy card or voting instruction card;

  •
  Vote by telephone using the instructions on the proxy card or voting instruction card if you received a paper copy of the proxy materials;

  •
  Complete and return a written proxy or voting instruction card using the proxy card or voting instruction card if you received a paper copy of the proxy materials; or

  •
  Attend and vote at the meeting.

        Internet and telephone voting are available 24 hours a day, and if you use one of those methods, you do not need to return a proxy or voting instruction card. Unless you are planning to vote at the meeting, your vote must be received by 11:59 p.m., Mountain Standard Time, on December 10, 2008.

Record Date

        Shareholders of record at the close of business on October 15, 2008 (the "Record Date") are entitled to notice of and to vote at the meeting.

Revocability of Proxy

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by attending the Annual Meeting and voting in person or by delivering to the Company a written notice of revocation or another duly executed proxy bearing a date later than the earlier given proxy.

Solicitation

        The cost of solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by the Company's directors, officers and employees, without additional compensation, personally or by telephone or Internet. The Company intends to use the services of Laurel Hill Advisory Group, LLC, a proxy solicitation firm, in connection with the solicitation of proxies. Although the exact cost of the solicitation services is not known at this time, it is anticipated that the fees and expenses paid by the Company for these services will be approximately $12,500.

Outstanding Shares

        The Company has one class of stock outstanding, common stock, $.10 par value per share (the "Common Stock"). At October 15, 2008, the Record Date, 763,761,101 shares of Common Stock were issued and outstanding and entitled to vote.

Voting Rights and Required Vote

        Under the Delaware General Corporation Law and the Company's Restated Certificate of Incorporation and its Bylaws, each shareholder will be entitled to one vote for each share of the Company's Common Stock held at the Record Date for all matters, including the election of directors, unless cumulative voting for the election of directors is required (in the manner specified below). The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of the Company's Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" and, with respect to the election of directors, "WITHHOLD" or "DO NOT VOTE FOR," are treated as being present at the Annual Meeting for the purposes of establishing a quorum and are tallied to determine the shareholders' decision with respect to the matter voted upon (the "Votes Cast"). Abstentions will have the same effect as voting against a proposal. Broker non-votes will be considered present and entitled to vote for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes are not deemed to be Votes Cast and, therefore, will not be included in the tabulation of the voting results with respect to voting results for the election of directors or issues requiring the approval of a majority of Votes Cast.

        Shares held in a brokerage account or by another nominee are considered held in "street name" by the shareholder or "beneficial owner." A broker or nominee holding shares for a beneficial owner may not vote on matters relating to equity compensation plans unless the broker or nominee receives specific voting instructions from the beneficial owner of the shares. As a result, absent specific instructions, brokers or nominees may not vote a beneficial owner's shares on Item 2 and such shares will be considered "broker non-votes" for such proposal.

        Directors will be elected if the number of votes "FOR" a particular director exceeds the number of votes "AGAINST" that same director. With respect to each other item of business, the "FOR" vote of a majority of the Votes Cast is required in order for such matter to be considered approved by the shareholders.

        Cumulative voting for the election of directors shall not be required unless a shareholder has requested cumulative voting by written notice to the Secretary of the Company at least 15 days prior to the date of the meeting. If cumulative voting is required with respect to the election of directors, each voting shareholder may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than seven candidates. If cumulative voting is required, the persons authorized to vote shares represented by proxies shall have the authority and discretion to vote such shares cumulatively for any candidate or candidates for whom authority to vote has not been withheld.

Voting of Proxies

        The shares of the Company's Common Stock represented by all properly executed proxies received in time for the meeting will be voted in accordance with the directions given by the shareholders. If no instructions are given with respect to a properly executed Proxy timely received by the Company, the shares of the Company's Common Stock represented thereby will be voted (i) FOR each of the nominees named herein as directors, or their respective substitutes as may be appointed by the Board of Directors, (ii) FOR approval of the amendment to the Company's 2007 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 10,000,000, (iii) FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for the fiscal year ending September 3, 2009, and (iv) in the discretion of the proxy holders for such business which may properly come before the Annual Meeting.

 ITEM 1—ELECTION OF DIRECTORS

Nominees

        The Company's Bylaws currently authorize a Board of Directors comprised of seven members. A board of seven directors is to be elected at the Annual Meeting, all of whom have been recommended for nomination by a majority of the independent directors of the Board of Directors and all of whom are currently serving as directors of the Company. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's seven nominees named below, all of whom are presently directors of the Company. Your proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. If any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until such person's successor has been elected and qualified, except in the case of earlier resignation or removal. Officers are appointed annually by the Board of Directors and serve until their successors are duly appointed and qualified, except in the case of earlier resignation or removal. The names of the nominees and certain information about them are set forth below:

				Board Committees*
			Served as a Director Since
Name of Nominee	Age	Principal Occupation		A	C	G
Teruaki Aoki	67	Vice Chairman of Sony Foundation for Education	2006		X	X
Steven R. Appleton	48	Chairman and Chief Executive Officer of the Company	1994
James W. Bagley	69	Executive Chairman of Lam Research Corporation	1997
Robert L. Bailey	51	Chairman of PMC-Sierra, Inc.	2007	X		X
Mercedes Johnson	54	Former Senior Vice President and Chief Financial Officer of Avago Technologies Limited	2005	X		X
Lawrence N. Mondry	48	Former President and Chief Executive Officer of CSK Auto Corporation	2005		X	X
Robert E. Switz	62	Chairman, President and Chief Executive Officer of ADC Telecommunications, Inc.	2006	X		X

*
A = Audit Committee, C = Compensation Committee, G = Governance Committee

        Set forth below are the principal occupations of the nominees for at least the past five years:

        Teruaki Aoki has served as Vice Chairman of Sony Foundation for Education since July 2008. Dr. Aoki has been associated with Sony since 1970 and has held various executive positions, including Senior Executive Vice President and Executive Officer of Sony Corporation as well as President and Chief Operating Officer of Sony Electronics, a U.S. subsidiary. Dr. Aoki holds a Ph.D. in Material Sciences from Northwestern University as well as a BS in Applied Physics from the University of Tokyo. He was elected as an IEEE Fellow in 2003 and serves as Advisory Board Member of Kellogg School of Management of Northwestern University. Dr. Aoki also serves on the board of Citizen Holdings Co., Ltd. Dr. Aoki is the Chairman of the Board's Governance Committee.

        Steven R. Appleton joined the Company in February 1983 and has served in various capacities with the Company and its subsidiaries. Mr. Appleton first became an officer of the Company in August 1989 and has served in various officer positions with the Company since that time. From April 1991 until July 1992 and since May 1994, Mr. Appleton has served on the Company's Board of Directors. From September 1994 to June 2007, Mr. Appleton served as the Chief Executive Officer, President and Chairman of the Board of Directors of the Company. In June 2007, Mr. Appleton relinquished his position as President of the Company but retained his positions of Chief Executive Officer and Chairman of the Board. Mr. Appleton is a member of the Board of Directors of National Semiconductor Corporation. Mr. Appleton holds a BA in Business Management from Boise State University.

        James W. Bagley became the Executive Chairman of Lam Research Corporation ("Lam"), a supplier of semiconductor manufacturing equipment, in June 2005. From August 1997 through June 2005, Mr. Bagley served as the Chairman and Chief Executive Officer of Lam. Mr. Bagley is a member of the Board of Directors of Teradyne, Inc. He has served on the Company's Board of Directors since June 1997. Mr. Bagley holds a MS and BS in Electrical Engineering from Mississippi State University.

        Robert L. Bailey was the President and Chief Executive Officer of PMC-Sierra ("PMC") from July 1997 until May 2008. PMC is a leading provider of broadband communication and storage semiconductor solutions for the next-generation Internet. Mr. Bailey has been a director of PMC since October 1996. He has been Chairman of PMC's Board of Directors since 2005 and also served as PMC's Chairman from February 2000 until February 2003. Mr. Bailey served as President, Chief Executive Officer and director of PMC-Sierra, Ltd., PMC's Canadian operating subsidiary since December 1993. Mr. Bailey was employed by AT&T-Microelectronics (now a division of LSI Logic) from August 1989 to November 1993, where he served as Vice President and General Manager, and at Texas Instruments in various management positions from June 1979 to August 1989. Mr. Bailey holds a BS degree in Electrical Engineering from the University of Bridgeport and an MBA from the University of Dallas.

        Mercedes Johnson was the Senior Vice President and Chief Financial Officer of Avago Technologies Limited, a semiconductor company, from December 2005 to August 2008. Prior to that, she served as the Senior Vice President, Finance, of Lam from June 2004 to January 2005 and as Lam's Chief Financial Officer from May 1997 to May 2004. Before joining Lam, Ms. Johnson spent 10 years with Applied Materials, Inc., where she served in various senior financial management positions, including Vice President and Worldwide Operations Controller. Ms. Johnson holds a degree in Accounting from the University of Buenos Aires and currently serves on the Board of Directors for Intersil Corporation.

        Lawrence N. Mondry was the President and Chief Executive Officer of CSK Auto Corporation ("CSK"), a specialty retailer of automotive aftermarket parts, from June 2006 to July 2008. Prior to his appointment at CSK, Mr. Mondry served as the Chief Executive Officer of CompUSA Inc. from November 2003 to May 2006. Mr. Mondry joined CompUSA in 1990. Mr. Mondry currently serves on the Board of Directors of CSK. Mr. Mondry is the Chairman of the Board's Compensation Committee.

        Robert E. Switz is currently Chairman, President and Chief Executive Officer of ADC Telecommunications, Inc. ("ADC"), a supplier of network infrastructure products and services. Mr. Switz has been with ADC since 1994 and prior to his current position, served ADC as Executive Vice President and Chief Financial Officer. Mr. Switz holds an MBA from the University of Bridgeport as well as a degree in Marketing/Economics from Quinnipiac University. Mr. Switz also serves on the Board of Directors for ADC and Broadcom Corporation. Mr. Switz is the Chairman of the Board's Audit Committee.

        There is no family relationship between any director or executive officer of the Company.

Code of Business Conduct and Ethics

        The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of the Company. A copy of the Micron Code of Business Conduct and Ethics is available on the Company's website at www.micron.com/code and is also available in print upon request. Any amendments or waivers of the Code of Business Conduct and Ethics will also be posted on the Company's website within four business days of the amendment or waiver as required by applicable rules and regulations of the Securities and Exchange Commission ("SEC") and NYSE Listing Requirements.

Director Independence

        Under current NYSE rules, a director only qualifies as "independent" if the Company's Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). A director is not independent under Section 303A.02(b) of the NYSE List Company Manual if:

  •
  The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company.

  •
  The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

  •
  (A) The director or an immediate family member is a current partner of a firm that is the Company's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time.

  •
  The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another Company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee.

  •
  The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

        The guidelines provide that ownership of a significant amount of the Company's stock, by itself, does not constitute a material relationship with the Company. For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists is made by the other members of the Company's Board of Directors who are independent.

        As of September 30, 2008, the Company's Board of Directors has determined that directors Aoki, Bailey, Johnson, Mondry and Switz are each "independent" within the meaning of Section 303A.02(b) of the NYSE Listed Company Manual. Each of these directors has no relationship with the Company, other than any relationship that is categorically not material under the guidelines shown above and other than as disclosed in this Proxy Statement under "Compensation of Directors" and "Certain Relationships and Related Transactions."

Board Meetings and Committees

        The Board of Directors of the Company held seven meetings during fiscal 2008. The Board of Directors met in Executive Session four times during fiscal 2008. In fiscal 2008, the Board of Directors had a standing Audit Committee, Governance Committee and Compensation Committee. During fiscal 2008, the Audit Committee met ten times, the Compensation Committee met four times and the Governance

Committee met once. In addition to formal committee meetings, the chairmen of the committees engaged in regular discussions with management regarding various issues relevant to their respective committees. All incumbent directors attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board on which they served, during fiscal 2008. Five directors attended the Company's Annual Meeting of Shareholders in 2007. The Company encourages director attendance at the Annual Meeting of Shareholders.

        The Audit Committee, the Governance Committee and the Compensation Committee each have written charters that comply with federal and NYSE rules relating to corporate governance matters. Copies of the committee charters as well as the Company's Corporate Governance Guidelines are available on the Company's website at www.micron.com and are also available in print upon request to corporatesecretary@micron.com. The Board has determined that all the members of the Audit Committee, the Governance Committee, and the Compensation Committee satisfy the independence requirements of applicable federal laws and the listing standards of the NYSE for such committees.

  Audit Committee

        Ms. Johnson and Messrs. Bailey and Switz currently serve on the Audit Committee. Mr. Switz is the Chairman of the Audit Committee. On August 11, 2008, Ms. Johnson was appointed to the Audit Committee and Mr. Mondry resigned from the Audit Committee. The Board has determined that Ms. Johnson and Messrs. Bailey and Switz each qualifies as an "audit committee financial expert" for purposes of the rules and regulations of the SEC. The purpose of the Audit Committee is to assist the Board in overseeing and monitoring (i) the integrity of the Company's financial statements, (ii) the performance of the Company's internal audit function and its Independent Registered Public Accounting Firm, (iii) the qualifications and independence of the Company's Independent Registered Public Accounting Firm, and (iv) the Company's compliance with legal and regulatory requirements. The Audit Committee is also responsible for preparing the Audit Committee report that is included in the Company's annual Proxy Statement. See "Report of the Audit Committee of the Board of Directors." The complete duties and responsibilities of the Audit Committee are set forth in its written charter, which is available at www.micron.com and is also available in print upon request to corporatesecretary@micron.com. A copy of the Audit Committee charter was included as an appendix to the Company's 2006 Proxy Statement.

  Governance Committee

        Dr. Aoki, Ms. Johnson, and Messrs. Bailey, Mondry and Switz currently serve on the Governance Committee. Dr. Aoki is the Chairman of the Governance Committee. The responsibilities of the Governance Committee include assisting the Board in discharging its duties with respect to (i) the identification and selection of nominees to the Company's Board of Directors and (ii) the development of Corporate Governance Guidelines for the Company. The complete duties and responsibilities of the Governance Committee are set forth in its written charter, which is available at www.micron.com and is also available in print upon request to corporatesecretary@micron.com.

        The Governance Committee is responsible for identifying nominees for the Company's Board of Directors. There are no minimum qualifications that nominees must possess however the following factors are strongly considered by the Governance Committee in making its recommendations: substantial experience in the semiconductor industry or related industries; strong business acumen and judgment; excellent interpersonal skills; business relationships with key individuals in industry, government and education that may be of significant assistance to the Company and its operations; familiarity with accounting rules and practices; and "independence" as defined and required by NYSE Listing Application Standards and relevant rules and regulations of the SEC. The Board of Directors has determined that it would be advisable to add additional members to the Board. To that end, the Governance Committee works with a third party executive search firm to assist them in the identification and evaluation of potential candidates to the Company's Board of Directors. As a result of the Governance Committee's efforts and the executive search firm's efforts, Dr. Aoki and Mr. Switz were added to the Company's Board of Directors in 2006. It is currently anticipated that additional candidates will join the Company's Board of Directors in 2009.

        The Governance Committee will consider director nominee recommendations from shareholders. Shareholder recommendations are subject to the same criteria used to evaluate other candidates. Shareholders wishing to recommend a prospective nominee should submit the candidate's name and qualifications to the Company's Corporate Secretary at corporatesecretary@micron.com. The Company's Bylaws contain the provisions that address the process by which a shareholder may actually nominate an individual to stand for election to the Company's Board of Directors. A copy of the Company's Bylaws can be found on the Corporate Governance page of its website at www.micron.com and is available in print upon request to corporatesecretary@micron.com. During fiscal 2008, the Company did not receive any director nominations from shareholders.

  Compensation Committee

        Mr. Mondry and Dr. Aoki currently serve on the Compensation Committee of the Board of Directors. Mr. Mondry is the Chairman of the Compensation Committee. The Compensation Committee is responsible for reviewing and approving the compensation of the Company's officers. See the "Compensation Discussion and Analysis" and the "Report of the Compensation Committee on Executive Compensation" for information how the Compensation Committee sets executive compensation levels. The complete duties of the Compensation Committee are set forth in its written charter, which is available at www.micron.com and is also available in print upon request to corporatesecretary@micron.com.

  Executive Sessions

        The Board of Directors meets regularly in executive sessions in which only non-employee directors are present. On September 30, 2008, Mr. Bagley was reappointed to preside at these executive sessions for fiscal 2009. He has served as presiding director since September 2002.

  Communications with the Board

        Shareholders and interested parties wishing to communicate with the Company's Board of Directors may contact Mr. Bagley at presidingdirector@micron.com.

 COMPENSATION OF DIRECTORS

        The Governance Committee of the Board of Directors oversees the setting of compensation for the Company's non-employee members of its Board of Directors. At the end of fiscal 2007, the Governance Committee worked with Mercer, an outside compensation consultant, to review and evaluate director compensation for fiscal 2008 in light of prevailing market conditions. Mercer gathered compensation data from the Company's custom peer group of companies as well as from the National Association of Corporate Directors (NACD 2006-2007) Director Compensation Report. (For a discussion of the peer group of companies, please see Executive Compensation and Related Information—Compensation Discussion and Analysis.) In October 2007, upon completion of its review and evaluation, the Governance Committee concluded that changes to the Company's director compensation practices were not warranted.

Elements of Director Compensation

         Annual Retainer.    Directors who are not employees of the Company are entitled to receive an annual retainer of $50,000. Pursuant to the Company's 1998 Non-Employee Director's Stock Incentive Plan ("DSIP"), non-employee directors may elect to take some or all of their annual retainer in the form of cash, shares of Common Stock or deferred rights to receive Common Stock upon termination as a director. During the period from October 1, 2007 to October 1, 2008, Ms. Johnson received 1,892 shares of Common Stock under the DSIP. During the same period, Mr. Bagley deferred the receipt of 9,162 shares of Common Stock under the DSIP. Directors who are employees of the Company receive no additional or special remuneration for their service as directors.

        Set forth below are the amounts received by directors for their service as committee chair or presiding director in fiscal 2008 and the amounts that are expected to be received in fiscal 2009:

	2008	2009
Audit Committee Chair	$15,000	$17,500
Compensation Committee Chair	10,000	10,000
Governance Committee Chair	10,000	10,000
Presiding Director	—	12,500

Except for the foregoing, directors do not receive any additional or special remuneration for their service on any of the committees established by the Board of Directors.

        The Company also reimburses directors for travel and lodging expenses, if any, incurred in connection with attendance at Board of Directors' meetings.

         Equity Award.    A "targeted value" for annual non-employee director compensation is established each year. Following discussion of relevant data with Mercer, the Board determined that such targeted value for fiscal 2008 should be $225,000. Based on this amount, the Board approved an award of 20,834 shares of restricted Common Stock to each of the directors, derived by dividing the targeted value of $225,000 by the Fair Market Value, as defined under the Company's equity plans, of the Company's Common Stock. For purposes of the Company's equity plans, "Fair Market Value" equals the average closing price of the Company's Common Stock on the last trading day prior to the date of grant. The restrictions on the shares awarded for fiscal 2008 lapsed for 50% of such shares on the first anniversary of the date of grant and will lapse for the remaining 50% on the second anniversary of the date of grant (the "Vesting Period"). Notwithstanding the foregoing, the restrictions as to the fiscal 2008 shares will lapse for 100% of such shares in the event a director either reaches the mandatory retirement age of 70 during the Vesting Period or retires from the Board during the Vesting Period having achieved a minimum of three years of service with the Board of Directors prior to the effective date of his or her retirement.

Director Compensation

        The following table details the total compensation earned by the Company's non-employee directors in fiscal 2008.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
Teruaki Aoki	$58,333	$277,622	$2,000	$337,955
James W. Bagley	50,022	229,048	—	279,070
Robert L. Bailey	41,667	84,563	—	126,230
Mercedes Johnson	52,374	335,398	—	387,772
Lawrence N. Mondry	60,000	317,507	—	377,507
Robert E. Switz	64,167	277,622	—	341,789

(1)
On October 8, 2007, each director who was not an employee of the Company was granted 20,834 shares of restricted stock with a grant date fair value of $225,000 ($10.80 per share). Amount shown is the expense recognized in the Company's financial statements for fiscal 2008 under Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payments," related to each director's outstanding restricted stock. Assumptions used in determining the fair values of these option awards is set forth in the "Equity Plans" notes to the Company's financial statements included in its annual reports on Form 10-K for fiscal 2008, 2007 and 2006, which are incorporated herein by reference. The expense shown for these stock awards is based solely on the stock price as of the date of grant, disregarding any assumptions as to estimated forfeitures based on continued service. For information on the restrictions associated with these awards, see "Elements of Director Compensation—Equity Awards" above. Specific amounts expensed for each director vary as a result of the director's holdings, length of service and age. Any dividends payable with respect to the Company's Common Stock will be payable with respect to all awards of restricted stock. The total number of restricted shares and options held as of August 28, 2008 for each non-employee director was as follows:

Name	Restricted Stock	Options*
Teruaki Aoki	27,126	4,375
James W. Bagley	27,126	72,000
Robert L. Bailey	20,834	—
Mercedes Johnson	27,126	17,500
Lawrence N. Mondry	27,126	17,500
Robert E. Switz	27,126	4,375

      *
      All options are fully vested and exercisable. Prior to fiscal 2006 directors' annual equity awards were comprised exclusively of stock options.

(2)
Reflects amount incurred to cover tax services provided by Deloitte Touche Tohmatsu Japan.

 ITEM 2—APPROVAL OF AN AMENDMENT TO THE 2007 EQUITY INCENTIVE PLAN

        The 2007 Equity Incentive Plan was adopted by the Board of Directors on October 9, 2007. On September 30, 2008, the Board approved an amendment to the plan to increase the number of shares reserved for issuance thereunder from 30,000,000 to 40,000,000 shares, subject to shareholder approval. As of October 15, 2008, there were approximately 18,200 employees and six non-employee directors eligible to participate in the 2007 Equity Incentive Plan. Officers are not eligible to participate in the 2007 Equity Incentive Plan. On October 27, 2008, the closing price of the Company's Common Stock was $3.39.

        A summary of the plan is set forth below. This summary is qualified in its entirety by the full text of the plan, which is attached to this Proxy Statement as Appendix A.

Purpose

        The purpose of the plan is to promote the Company's success by linking the personal interests of its employees, non-employee directors and consultants to those of the Company's shareholders, and by providing participants with an incentive for outstanding performance. Officers of the Company are not eligible to participate in the plan.

         Permissible Awards.    The plan authorizes the grant of awards in any of the following forms:

  •
  Options to purchase shares of Common Stock, which may be nonstatutory stock options or incentive stock options under the U.S. Internal Revenue Code of 1986, as amended (the "Code"). The exercise price of an option granted under the plan may not be less than the fair market value of the Company's Common Stock on the date of grant. Options granted under the plan will have a term of six years.

  •
  Stock appreciation rights, which give the holder the right to receive the excess, if any, of the fair market value of one share of Common Stock on the date of exercise, over the base price of the stock appreciation right.

  •
  Performance shares, which are units valued by reference to a designated number of shares of Common Stock to be paid upon the attainment of performance goals set by the Compensation Committee of the Board of Directors (the "Committee").

  •
  Restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee.

  •
  Restricted stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash or other property) in the future, based upon the attainment of stated vesting or performance goals set by the Committee.

  •
  Deferred stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash or other property) in the future, generally without any vesting or performance restrictions.

  •
  Dividend equivalent rights, which entitle the participant to payments in cash or property calculated by reference to the amount of dividends paid on the shares of stock underlying an award.

  •
  Other stock-based awards in the discretion of the Committee, including unrestricted stock grants.

  •
  Any other right or interest relating to Stock or cash.

        All awards will be evidenced by a written award certificate between the Company and the participant, which will include such provisions as may be specified by the Committee.

Shares Available for Awards

        Subject to adjustment as provided in the plan, the aggregate number of shares of Common Stock reserved and available for issuance pursuant to awards granted under the plan is 40,000,000. The maximum number of shares that may be issued to one person upon exercise of incentive stock options granted under the plan is 2,000,000. Each share issued pursuant to "full value" awards, such as restricted stock, unrestricted stock, restricted stock units, deferred stock units, performance shares, or other stock-based awards payable in stock, reduces the number of shares available for grant by two shares.

Limitations on Awards

        The maximum number of shares of Common Stock that may be covered by options and stock appreciation rights granted under the plan to any one person during any one calendar year is 2,000,000. The maximum number of shares of Common Stock that may be granted under the plan in the form of restricted stock, restricted stock units, deferred stock units, performance shares or other stock-based awards under the plan to any one person during any one calendar year is 2,000,000.

Administration

        The plan will be administered by the Committee. The Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the plan; and make all other decisions and determinations that may be required under the plan. The Board of Directors may at any time administer the plan. If it does so, it will have all the powers of the Committee under the plan.

        In September 2008, the Board of Directors created a director compensation sub-plan of the 2007 Equity Incentive Plan for awards to the Company's non-employee directors. Awards granted to the Company's non-employee directors will be made only in accordance with the parameters of the Company's director compensation plan, or any successor program for the compensation of non-employee directors as in effect from time to time. The Committee may not make discretionary grants under the director compensation plan to non-employee directors.

        In addition, the Board or the Committee may expressly delegate to a special committee some or all of the Committee's authority, within specified parameters, to grant awards to eligible participants who, at the time of grant, are not officers.

Deductibility under Section 162(m)

        The 2007 Equity Incentive Plan is designed to comply with Code Section 162(m) so that grants of market-priced options and stock appreciation rights under the plan, and other awards that are conditioned on performance goals as described below, will be excluded from the calculation of annual compensation for purposes of Code Section 162(m) and will be fully deductible. While the Committee believes it is important to preserve the deductibility of compensation under Code Section 162(m) generally, the Board and the Committee reserve the right to grant or approve awards or compensation that is non-deductible.

Performance Goals

        The Committee may designate any award as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Committee must establish objectively determinable performance goals for the award. Performance goals for such awards shall be based on one or more of the following financial, strategic and operational business criteria:

  •
  gross and/or net revenue (including whether in the aggregate or attributable to specific products);

  •
  cost of goods sold and gross margin;

  •
  costs and expenses, including research and development and selling, general and administrative expenses;

  •
  income (gross, operating, net, etc.);

  •
  earnings, including before interest, taxes, depreciation and amortization (whether in the aggregate or on a per share basis);

  •
  cash flows and share price;

  •
  return on investment, capital, equity;

  •
  manufacturing efficiency (including yield enhancement and cycle time reductions), quality improvements and customer satisfaction;

  •
  product life cycle management (including product and technology design, development, transfer, manufacturing introduction, and sales price optimization and management);

  •
  economic profit or loss;

  •
  market share;

  •
  employee retention, compensation, training and development, including succession planning; and

  •
  objective goals consistent with the Participant's specific duties and responsibilities, designed to further the financial, operational and other business interests of the Company, including goals and objectives with respect to regulatory compliance matters.

        In order to meet the requirements of Section 162(m), the Committee must establish such goals within the first 90 days after the beginning of the period for which such performance goal relates (or such other time as may be required or permitted under applicable tax regulations) and the Committee may not increase any award or, except in the case of death, disability or a change in control of the Company, waive the achievement of any specified goal.

        The Committee may determine that any evaluation of performance will include, exclude or otherwise equitably adjust for unusual and non-recurring financial events such as asset write-downs or impairment charges; litigation or claim judgments or settlements; the effect of changes in tax laws or accounting principles affecting reported results; accruals for reorganization and restructuring programs; extraordinary nonrecurring items meriting special accounting treatment, as determined under generally accepted accounting principles; acquisitions or divestitures; and foreign exchange gains and losses. However, in order to meet the requirements of Section 162(m), in the event the Committee determines to include or exclude such unusual and nonrecurring events when measuring actual results, it must do so within the first 90 days after the beginning of the period for which such performance goal relates (or such other time as may be required or permitted under applicable tax regulations). Any payment of an award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

Limitations on Transfer; Beneficiaries

        No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order; provided, however, that the Committee may permit other transfers where the Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant's death.

Acceleration Upon Certain Events

        Unless otherwise provided in an award certificate or other governing document, upon the occurrence of a "change in control" of the Company (as defined in the 2007 Equity Incentive Plan), all outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised will become fully exercisable, all time-based vesting restrictions on outstanding awards will lapse, all outstanding performance-based awards will be fully earned based upon an assumed achievement of all relevant performance goals at "target" levels and there will be a pro-rata payout of such performance awards based upon the length of time within the performance period that has elapsed prior to the change in control.

        Unless otherwise provided in an award certificate or other governing document, if a participant's service terminates by reason of death or disability, all of such participant's outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised will become fully vested and exercisable, all time-based vesting restrictions on outstanding awards will lapse, all outstanding performance-based awards will be fully earned based upon an assumed achievement of all relevant performance goals at "target" levels and there will be a pro-rata payout of such performance awards based upon the length of time within the performance period that has elapsed prior to the termination of service. In addition, the Committee may in its discretion accelerate awards for any other reason; provided, however, that the Committee shall not exercise such discretion with respect to restricted stock or restricted stock units that in the aggregate exceed 5% of the shares available for issuance under the plan (excluding from this calculation restricted shares or restricted stock units granted to non-employee directors or accelerations of vesting upon a change in control or other corporate transaction or restructuring, or a participant's termination of employment or separation from service resulting from death or disability or for the convenience or in the bests interests of the Company). The Committee may discriminate among participants or among awards in exercising such discretion.

Adjustments

        In the event of a stock split, a dividend payable in shares of Common Stock, a spin-off, an extraordinary cash dividend, a combination or consolidation of the Common Stock into a lesser number of shares, or another equity restructuring that causes the per-share value of the Common Stock to change, the share authorization limits under the plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price for such award. If the Company is involved in another corporate transaction or event that affects the Common Stock, such as a recapitalization, reorganization, merger or consolidation, the Committee may adjust outstanding awards to preserve the benefits or potential benefits of the awards.

Termination and Amendment

        The 2007 Equity Incentive Plan was approved by the Company's Board of Directors in October 2007 and is being submitted to the Company's shareholders at the 2008 Annual Meeting. The 2007 Equity Incentive Plan has a term of ten years, unless earlier terminated by the Board or the Committee. The Board or the Committee may, at any time and from time to time, terminate or amend the plan, but if an amendment to the plan would materially increase the number of shares of stock issuable under the plan, expand the types of awards provided under the plan, materially expand the class of participants eligible to participate in the plan, materially extend the term of the plan or otherwise constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. No termination or amendment of the plan may adversely affect any award previously granted under the plan without the written consent of the participant.

        The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders or otherwise permitted by the anti-dilution provisions of the plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing

        As indicated above under "Termination and Amendment," outstanding stock options and SARs cannot be repriced, directly or indirectly, without the prior consent of the Company's shareholders. The exchange of an "underwater" option (i.e., an option having an exercise price in excess of the current market value of the underling stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company's shareholders.

Certain Federal Tax Effects

        The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant, exercise and vesting of awards under the plan and the subsequent sale of Common Stock acquired under the plan. The tax consequences of awards may vary according to country of participation. Also, the tax consequences of the grant, exercise or vesting of awards vary depending upon the particular circumstances, and it should be noted that the income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

         Nonstatutory Stock Options.    There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

         Incentive Stock Options.    There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee's alternative minimum taxable income.

         Stock Appreciation Rights.    A participant receiving a stock appreciation right will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and the Company will be allowed as a corresponding federal income tax deduction at that time.

         Restricted Stock.    Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

         Restricted Stock Units.    A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon issuance of shares of Common Stock in settlement of a restricted stock unit award, a participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

         Deferred Stock Units.    A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a deferred stock unit award is granted. Upon issuance of shares of Common Stock in settlement of a deferred stock unit award, a participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

         Performance Shares.    A participant generally will not recognize income, and the Company will not be allowed a tax deduction, at the time performance shares are granted. When the participant receives settlement of the award, the fair market value of the shares of stock (or cash payment) will be ordinary income to the participant, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

         Code Section 409A.    The plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and stock appreciation rights that comply with the terms of the plan are designed to be exempt from the application of Code Section 409A. Restricted stock units, deferred stock units and performance shares granted under the plan would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Benefits to Named Executive Officers and Others

        Officers of the Company are not eligible to participate in the 2007 Equity Incentive Plan and therefore have not and will not receive any benefits under the plan. The following table sets forth the number of stock options and shares of restricted stock units that, as of October 15, 2008, have previously been granted under the 2007 Equity Incentive Plan to the specified individuals and groups.

Name	Stock Options	Restricted Stock Units
Named Executive Officers	0	0
All Current Executive Officers as a Group	0	0
All Current Non-Executive Directors as a Group	0	0
Each Associate of any such Directors or Executive Officers(1)	9,000	0
All Employees as a Group	6,112,539	2,858,450

    (1)
    Represents stock options granted to the spouse of one of the Company's executive officers.

        Any future awards under the 2007 Equity Incentive Plan, as proposed to be amended, will be made at the discretion of the Committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by the persons or groups mentioned above pursuant to the 2007 Equity Incentive Plan, as proposed to be amended, in the future.

Vote Required

        Approval of the amendment to the 2007 Equity Incentive Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock that are represented in person or by proxy at the 2008 Annual Meeting. If the amendment to the 2007 Equity Incentive Plan is approved by the shareholders, it will be effective as of the date of the 2008 Annual Meeting. If shareholders do not approve the amendment to the 2007 Equity Incentive Plan, it will not become effective.

        The Board of Directors recommends voting "FOR" approval of the amendment to the 2007 Equity Incentive Plan.

 ITEM 3—RATIFICATION OF PRICEWATERHOUSECOOPERS LLP

        The Audit Committee of the Board has retained PricewaterhouseCoopers LLP ("PwC") as the Company's Independent Registered Public Accounting Firm to audit the consolidated financial statements of the Company for the fiscal year ending September 3, 2009. PwC and its predecessor, Coopers and Lybrand LLP, have been the Company's Independent Registered Public Accounting Firm since fiscal 1985. If the ratification of PwC's appointment is not approved by a majority of the shares voting thereon, the Audit Committee may reconsider its decision to appoint PwC as the Company's Independent Registered Public Accounting Firm. Representatives of PwC are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

        The Board of Directors recommends voting "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP.

Fees Paid

        Fees charged to the Company for services performed by PwC for fiscal 2008 and 2007 were as follows:

	2008	2007
	(amounts in millions)
Audit fees(1)	$3.9	$4.1
Audit-related fees(2)	1.1	0.2
Tax fees(3)	0.1	2.1
All other fees	0.0	0.0

	$5.1	$6.4

(1)
Includes fees related to the audit of the Company's financial statements, fees for services provided in connection with statutory and regulatory filings and fees for attestation services related to the Company's internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002.

(2)
Primarily reflects fees for audits of supply arrangements, for audits of carve-out financial statements in connection with the Company's planned spin-out of its Aptina Imaging business and consultation concerning the application of financial accounting standards in connection with the Company's planned partnering arrangements.

(3)
Primarily reflects fees for expatriate tax services. In fiscal 2008 the Company substantially discontinued use of PwC's services for the preparation of expatriate taxes.

Pre-Approval Policy

        The Audit Committee Charter provides that the Audit Committee will pre-approve all audit and non-audit services provided to the Company by the independent auditors, except for such de minimis non-audit services for which the pre-approved requirements are waived in accordance with the rules and regulations of the SEC. A copy of the Audit Committee charter is available on the Company's website at www.micron.com. In fiscal 2008 and 2007, all audit and non-audit services provided by PwC were approved by the Audit Committee in advance of services being provided.

Report of the Audit Committee of the Board of Directors

        This report has been prepared by members of the Audit Committee of the Board of Directors who served on the Audit Committee at the end of fiscal 2008. The Board of Directors determined that each committee member qualified as an "audit committee financial expert" for purposes of the rules and regulations of the SEC. The Board of Directors also determined that during their period of service on the

Audit Committee, each member satisfied the independence requirements of applicable federal laws and the listing standards of the NYSE.

        The purpose of the Audit Committee is to assist the Board of Directors in overseeing and monitoring (i) the integrity of the Company's financial statements, (ii) the performance of the Company's internal audit function and its Independent Registered Public Accounting Firm, (iii) the qualifications and independence of the Company's Independent Registered Public Accounting Firm, and (iv) the Company's compliance with legal and regulatory requirements. The Audit Committee is also responsible for preparing this report for inclusion in the Proxy Statement.

        The Audit Committee has reviewed and discussed the Company's audited financial statements with the Company's management, which has primary responsibility for such financial statements. PricewaterhouseCoopers LLP ("PwC"), the Company's Independent Registered Public Accounting Firm for fiscal 2008, has expressed in the Company's Annual Report on Form 10-K its opinion as to the conformity of the Company's consolidated financial statements with accounting principles generally accepted in the United States. The Audit Committee has discussed with PwC the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (Public Company Accounting Oversight Board, Professional Standards, Volume 1, AU Section 380). PwC has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with PwC its independence. The Audit Committee also concluded that PwC's provision of non-audit services to the Company, as described above, is compatible with PwC's independence.

        On the basis of the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that they approve the inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for fiscal 2008; appointed PwC as the Independent Registered Public Accounting Firm of the Company for the Company's fiscal year ending September 3, 2009, and approved and authorized PwC to carry out and perform certain specified non-audit services for the Company in fiscal 2009.

        While the Audit Committee has performed the above functions, management, and not the Audit Committee, has the primary responsibility for (i) preparing the Company's consolidated financial statements and for the reporting process in general, and (ii) establishing and maintaining internal controls. Similarly, it is the responsibility of the Independent Registered Public Accounting Firm, and not the Audit Committee, to conduct the audit of the Company's consolidated financial statements and express an opinion as to the conformity of the financial statements with accounting principles generally accepted in the United States.

The Audit Committee Robert L. Bailey Mercedes Johnson Robert E. Switz

 PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth security ownership information of the Company's Common Stock as of the Record Date (October 15, 2008), based on the most current information provided to the Company by the beneficial owners, available to the Company from its own records or provided in SEC filings made by the beneficial owners, for (i) persons known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director, (iii) each Named Executive Officer listed in the "Summary Compensation Table" set forth herein, and (iv) all directors and executive officers as a group:

Name and Address of Beneficial Owner	Number of Shares Owned(1)	Right to Acquire(2)	Total Beneficial Ownership	Percent of Class(3)
BlackRock, Inc.(4)	52,224,022	—	52,224,022	6.84%
40 East 52nd Street New York, NY 10022
Brandes Investment Partners, L.P.(5)	81,349,316	—	81,349,316	10.65%
11988 El Camino Real, Suite 500 San Diego, CA 92130
Capital Research Global Investors(6)	40,855,000	—	40,855,000	5.35%
333 Hope Street Los Angeles, CA 90071-1406
ClearBridge Advisors, LLC and Smith Barney Fund Management, LLC(7)	49,281,409	—	49,281,409	6.45%
339 Park Avenue New York, NY 10022
PRIMECAP Management(8)	55,297,594	—	55,297,594	7.24%
225 South Lake Avenue, Suite 400 Pasadena, CA 91101-3005
Mark W. Adams	350,518	191,635	542,153	*
Teruaki Aoki	27,375	4,375	31,750	*
Steven R. Appleton(9)	2,458,880	2,600,000	5,058,880	*
James W. Bagley	93,641	101,831	195,472	*
Robert L. Bailey	71,058	—	71,058	*
D. Mark Durcan(10)	1,061,393	1,420,000	2,481,393	*
Ronald C. Foster(11)	439,470	—	439,470	*
Mercedes Johnson	102,727	17,500	120,227	*
Lawrence N. Mondry	91,141	17,500	108,641	*
Brian M. Shirley	442,255	476,450	918,705	*
Wilbur G. Stover, Jr.(12)	—	1,235,000	1,235,000	*
Robert E. Switz	88,016	4,375	92,391	*
All directors and executive officers as a group (16 persons)	6,818,808	8,691,540	15,510,348	2.03%

*
Represents less than 1% of shares outstanding

(1)
Excludes shares that may be acquired through the exercise of outstanding stock options.

(2)
Represents shares that an individual has a right to acquire within 60 days of October 15, 2008.

(3)
For purposes of calculating the Percent of Class, shares that the person or entity had a Right to Acquire are deemed to be outstanding when calculating the Percent of Class of such person or entity, but are not deemed to be outstanding for the purpose of calculating the Percent of Class of any other person or entity.

(4)
BlackRock, Inc. on behalf of its investment advisory subsidiaries has shared voting power as to 52,224,022 shares and shares dispositive power as to 52,224,022 shares. The following subsidiaries of BlackRock, Inc. are investment advisors which hold shares of Micron Technology, Inc.: BlackRock Advisors, LLC, BlackRock Asset Management UK Limited, BlackRock Investment Management, LLC, BlackRock Management (Australia), BlackRock (Channel Islands) Limited., Black Rock (Isle of Man) Ltd., BlackRock Fund Managers Limited, BlackRock International Ltd., BlackRock Japan Co., Ltd., BlackRock Investment Management (UK) Limited., and State Street Research & Management Company. This information was taken from a Schedule 13G dated December 31, 2007.

(5)
Brandes Investment Partners have shared voting power as to 64,018,458 shares and shared dispositive power as to 81,349,316 shares. This information was taken from a Schedule 13G dated December 31, 2007.

(6)
Capital Research Global Investors has sole voting power as to 10,920,000 shares and sole dispositive power as to 40,885,000 shares. This information was taken from a Schedule 13G dated December 31, 2007.

(7)
ClearBridge Advisors LLC and Smith Barney Fund Management LLC have shared voting power as to 38,073,855 shares and shared dispositive power as to 49,281,409 shares. ClearBridge Advisors LLC claims beneficial ownership as to 48,598,709 and shared voting power as to 37,391,155 shares and shared dispositive power as to 48,598,709 shares. Smith Barney Fund Management LLC claims beneficial shared voting and dispositive ownership as to 682,700 shares. This information was taken from a Schedule 13G dated December 31, 2007.

(8)
PRIMECAP Management Company has sole voting power as to 6,766,157 shares and sole dispositive power as to 55,297,594 shares. This information was taken from a Schedule 13G dated December 31, 2007.

(9)
Includes 28,000 shares beneficially owned by Mesa L.P.

(10)
Includes 202,316 shares held by C & E Partners L.P. and 3,101 shares beneficially owned by Mr. Durcan's spouse.

(11)
Includes 1,026 shares held jointly with Mr. Foster's spouse.

(12)
Mr. Stover served as the Company's Chief Financial Officer for a portion of fiscal 2008 (September 2007 through November 2007). Pursuant to the terms of his severance agreement with the Company, Mr. Stover has until December 24, 2008, to exercise his vested options.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis presents material information helpful or necessary to understand the objectives and policies of our compensation program for executive officers and the compensation reported in the tables that follow. Throughout this discussion, those individuals named in the "Fiscal 2008 Summary Compensation Table" are referred to as our "Named Executive Officers" and the Compensation Committee of the Board of Directors is referred to as the "Committee."

Oversight of the Executive Compensation Program

        Our executive compensation program is administered by the Committee, which is composed entirely of independent directors (as defined in the listing standards of the NYSE as well as applicable federal law). The Committee is comprised of Mr. Mondry, who is the Chairman of the Committee, and Dr. Aoki. The Committee assists the Board of Directors in discharging its responsibilities with respect to the compensation of the Company's officers. The Committee has direct responsibility to review and approve corporate goals and objectives relevant to the chief executive officer's compensation, evaluate his performance in light of such goals and objectives, and determine and approve his compensation level based on this evaluation. The Committee also reviews the evaluation process and compensation structure for the Company's other officers, including the other Named Executive Officers, and approves their compensation.

        The Committee annually engages an outside compensation consultant, currently Mercer. The Committee also works closely with the Company's chief executive officer. A more complete description of the Committee's responsibilities is provided in the Committee's Charter approved by the Board of Directors, which can be found on the Company's website (www.micron.com) in the governance section. A more complete description of the role of the chief executive officer in the compensation process is described later in this compensation discussion and analysis.

Objective of our Executive Compensation Program

        Our primary long-term corporate objective is to create superior value for our shareholders. The objective of the executive compensation program is to attract, motivate, reward, and retain highly qualified executive officers who are able to achieve the corporate objective of superior value for our shareholders. The executive compensation program is designed to provide a foundation of fixed compensation (base salary and time-based restricted shares) and a significant portion of performance-based compensation (short-term and long-term incentive opportunities), that align the interests of executives with those of our shareholders.

Guiding Principles

        We believe we have the best opportunity to attract, motivate, reward and retain qualified individuals, and, thus, to meet our overall objective of increasing shareholder value, by offering a compensation package that is "reasonable" and "competitive" with what our executives could otherwise obtain in the market, and especially from companies within our Compensation Peer Group. Our Compensation Peer Group consists of companies that we believe are especially likely to be our competitors for executive talent and is discussed further in "Market Data Defined" below. What is "reasonable" and "competitive" is gauged by the Committee's review of the median Market Data (as defined below) for each of the primary elements of compensation.

  Reasonable

        As a rough gauge of reasonableness, the Committee typically reviews the median of Market Data and a range of values of +/- 20% from the median. Base salaries are generally targeted to approximate the median of the Market Data.

        With respect to short-term incentive compensation, we pay for achievement of financial, operational and strategic objectives approved by the Committee at the beginning of each fiscal year. The short-tem incentive opportunities are set to be competitive with market practices but actual incentive payouts are commensurate with achievement. Thus, we have adopted a "pay for performance" approach as it relates to short-term incentives. Although we review the short-term incentive opportunities against the median of Market Data and a range of +/- 20%, the opportunities are not necessarily limited to either the median of Market Data or the identified +/- 20% range as actual results drive payouts. Please see the discussion under the heading "Fiscal 2008 short-term incentive awards."

        Finally, with respect to long-term incentive compensation, we believe such compensation should be tied to the success of the Company and more specifically, to increases in shareholder value (without subjecting such long-term incentive compensation to an identified boundary from the median of the Market Data). Accordingly, we make significant use of equity vehicles, such as awards of restricted stock subject to "performance-based" restrictions, as a key component of the executive compensation program. Nevertheless, to ensure the long-term incentive program helps to retain executives, we also believe it is appropriate to have as a key component of our program, equity awards that are "time-based," such as awards of restricted stock where the restrictions will lapse based on continued service with the Company. The Company believes that a 50-50 split between the value of performance-based restricted shares and time-based restricted shares strikes the right balance between retentive effect and reward for long-term

Company success. However, given a 50-50 split in value, the actual number of restricted shares awarded with performance-based restrictions will not be the same as the number of such shares awarded having time-based restrictions because there is a "probability-of-achievement" discount applied to the performance-based restricted shares. This results in the actual number of shares in the two categories being different from one another with the number of performance-based shares exceeding the number of time-based shares. The mechanics of the probability-of-achievement factor are discussed later under the heading "Fiscal 2008 long-term equity incentives."

        We believe it is important to retain flexibility and, when appropriate, to deviate from the above targets due to factors such as:

  •
  differences in position and level of responsibility among officers, both in absolute terms and relative to the other officers within the Company and as compared to similarly situated officers within the Compensation Peer Group,

  •
  past and anticipated financial and non-financial contributions by an officer,

  •
  technical expertise,

  •
  Company performance,

  •
  applicable business unit performance, and

  •
  length of service and/or experience both in absolute terms and relative to the other officers within the Company and as compared to officers within the Compensation Peer Group.

        The semiconductor industry is highly volatile and changes in Market Data, which is a compilation of data from many companies, may be dramatic from year to year. Market Data can change as compensation practices change, executives retire or are replaced with less experienced and lower-paid executives, goals are achieved or not achieved resulting in varying payouts, participants in proprietary surveys change, and the completeness or accuracy of compensation data improves or deteriorates, etc. Accordingly, what may have been the "median" or within a reasonable range of competitiveness in one year, may be higher or lower for the next. For this reason, shareholders should understand that even though the Committee manages compensation in accordance with such guiding principles, officer compensation may vary, above or below the median, or a range from the median, year over year.

  Competitive

        Given our experience, as well as advice we have received from Mercer, we believe a competitive compensation package will consider and measure compensation practices for executive positions with respect to three primary elements of compensation:

  •
  base compensation,

  •
  short-term incentive compensation, and

  •
  long-term incentive compensation.

        Executive perquisites, which for us are minor in scope and amount, are also reviewed but are not considered to be material elements of compensation. We also believe it is appropriate for the Named Executive Officers to participate on the same terms and conditions as all other employees of the Company in programs and benefits that are offered to the employee population at large. Generally, these programs consist of medical, dental, vision, short-term and long-term disability, life insurance, time-off with pay and a 401(k) retirement program. These benefits are viewed as important for competitive purposes but not material to the overall cost of an executive compensation package offered to our Named Executive Officers.

        We do not require that a particular element comprise a set portion of the total compensation mix. We do believe, however, that a significant portion of the compensation should be variable (such as performance-based incentives) as compared to fixed (such as base salary and time-based restricted shares) and that such variable compensation should align executives' interests with those of the Company's shareholders. Additionally, although the Committee reviews total direct compensation, which is the sum of base salary, short-term incentive and long-term incentive compensation for the Named Executive Officers, it does not have a fixed objective with respect such total direct compensation. For informational purposes only, for fiscal 2008, the total direct compensation approved by the Committee with respect to our Named Executive Officers, placed Messrs. Appleton, Durcan, Foster and Stover below, and Messrs. Shirley and Adams above the median of the Market Data for similarly situated employees.

"Market Data" Defined

        Compensation data is gathered by Mercer from proxy statements of the Compensation Peer Group and from published compensation surveys.

  Survey Data

        Survey data may vary from year to year. For fiscal 2008, Mercer used the CHiPS Executive & Senior Management Total Compensation Survey, Radford Executive Survey, and Buck Consultants Total Direct Compensation Survey. These surveys, collectively, included compensation data from approximately 900 companies, national and international. The Company believes these surveys are particularly relevant for high technology companies given many of the survey participants.

        The relevant survey and proxy data for fiscal 2008 were weighted equally and are collectively referred to throughout this discussion as the "Market Data."

  Compensation Peer Group Data

        Data is also gathered from proxy statements and other documents that are filed with the U.S. Securities & Exchange Commission for the Compensation Peer Group.

        Mercer works with our management team, including our chief executive officer, to identify peer companies for compensation comparison purposes. The peer companies are primarily selected based on their industry, degree of business match (i.e., semiconductor or electronics manufacturing), and comparability of revenue size. All the peer companies have a Global Industry Classification Standard economic sector classification of Information Technology and an industry classification related to semiconductor or other electronic equipment. The companies selected generally fall within a revenue range of approximately one-third to three times the size of Micron and have a high degree of business match. We believe our custom peer group is comprised of companies that are likely to be our competitors for executive talent.

        The Committee is responsible for approving the custom peer group of companies. For fiscal 2008, the custom peer group of companies consisted of: Advanced Micro Devices, Inc., Agilent Technologies, Inc., Analog Devices, Inc., Applied Materials, Inc., Broadcom Corporation, Infineon Technologies AG, National Semiconductor Corporation, Nvidia Corporation, QUALCOMM Incorporated, SanDisk Corporation, Spansion Inc., STMicroelectronics N.V. and Texas Instruments Incorporated. These companies are referred to in the compensation discussion and analysis as the "Compensation Peer Group."

        We believe it is important to reevaluate the composition of our Compensation Peer Group annually to reflect industry or economic changes that may have occurred during the fiscal year, e.g., changes in business strategies, operations, revenues, product lines, or availability of information. For fiscal 2008, based on the foregoing factors, two companies were dropped from the fiscal 2007 list (Freescale

Semiconductor, Inc. and Jabil Circuit, Inc.) and three companies, comparable in size and business scope were added (Infineon Technologies AG, QUALCOMM Incorporated and STMicroelectronics N.V.).

        When collecting and assessing market compensation data we collect data based on job descriptions first. This permits the Committee to "match" positions held by our executives with those of other companies and, as described more fully below, deviate from benchmarked data based on the factors described earlier. If we are not able to match positions to a reasonable number of companies within the Compensation Peer Group, we look to the rank of the person involved and match ranks, e.g., highest paid Company officer is ranked to the highest paid officer at each company within the Compensation Peer Group.

Compensation-setting Process and the Determination of Compensation Levels

        The Committee reviews the compensation of our Named Executive Officers on an annual basis in connection with the annual financial results for the fiscal year just ended and projections for the current fiscal year. As mentioned previously, the Committee annually engages a compensation consultant, currently Mercer, to provide a comprehensive review of cash and non-cash elements, and also to review payment data, both historical and trend with respect to all of the Company's officers, including the Named Executive Officers.

        Mercer reviews and identifies the most recent available data and identifies the Market Data for the 25th, 50th and 75th percentile with respect to each position or rank. Mercer compares the Company's compensation data, both as to elements and amounts to be paid or potential value to be delivered, with that of the Market Data and reports its findings to the chief executive officer and the Committee chair. The Company's chief executive officer works with Mercer by providing actual Company financial data with respect to the most-recently completed fiscal year. The chief executive officer also reviews projected Company financial results for the current fiscal year and the Company's strategic business plan. The chief executive officer makes suggestions as to base salary, recommends a potential set of Company-wide, business unit and personal metrics and targets for the current fiscal year with respect to short-term incentives and offers suggestions as to long-term incentive compensation for the Named Executive Officers other than himself. He makes no recommendations as to his own level of compensation.

        The Committee reviews the Market Data, discusses the Market Data with the chief executive officer and with Mercer, discusses individual officer performance based on input from the chief executive officer, and without the chief executive officer present, the chief executive officer's own performance for the most-recently completed fiscal year and anticipated performance for the current year. The Committee uses the Market Data and the deliberations to determine whether our compensation is competitive and reasonable as described above and whether, and to what extent, the Committee believes it would be appropriate to deviate from the Market Data and competitive practices. Following this deliberation, the Committee exercises its business judgment to certify the payment of compensation based on the financial results for the most-recently completed fiscal year, to approve the compensation, including the metrics and targets for the current year and, if judged appropriate, to deviate from the Market Data, based on the factors described earlier.

        The Committee has established procedures that it considers adequate to ensure that Mercer's advice to the Committee remains objective and is not influenced by the Company's management. These procedures include: a direct reporting relationship to the Committee; a provision in the Committee's engagement letter with Mercer specifying what information, data, and recommendations can be shared with management; an annual update to the Committee on Mercer's relationship with the Company, including a summary of the work performed for the Company during the preceding 12 months; and written assurances from Mercer that, within the Mercer organization, the Mercer consultant who performs services for the Company has a reporting relationship and compensation determined separately from Mercer's other lines of business and from its other work for the Company. The specific activities that Mercer undertakes for the Company include:

  •
  review the executive compensation peer group and recommend any changes in its members,

  •
  evaluate the competitiveness of Micron's non-employee board compensation package relative to its peer group,

  •
  benchmark total direct compensation levels (salary, total cash, long-term incentives and total direct compensation) of the Micron executive team using several data sources,

  •
  review the competitiveness of executive benefits and perquisites,

  •
  review of the metrics and targets associated with the annual and long-term incentive plans,

  •
  review the proposed equity grants for executives, along with vesting recommendations,

  •
  review a draft of the compensation discussion and analysis component of proxy disclosure, and

  •
  attend the Committee meeting in which executive compensation matters are discussed.

Components of the Executive Compensation Program

  Fiscal 2008 base salaries

        The purpose of a competitive base salary is to compensate executives for performing their day-to-day job responsibilities. Base salaries are generally targeted to approximate the median of the Market Data. At the completion of fiscal 2007, the Market Data showed that all of the Named Executive Officers' base salaries were within +/- 20% from the median for their positions or ranks. The Committee determined, following a recommendation by the chief executive officer and upon review by Mercer, to increase base salaries for fiscal 2008 for Messrs. Adams and Shirley to reduce the margin of deviation and to leave unchanged the base salary for Mr. Durcan. The Committee also reviewed Market Data related to CEO and CFO compensation and determined to leave those salaries unchanged for fiscal 2008.

  Fiscal 2008 short-term incentive awards

        Annual cash awards are made to the Company's officers under the Executive Officer Performance Incentive Plan ("EIP"). The full text of the EIP can be found at the following websites: http\www.sec.gov and www.micron.com. Consistent with the Company's guiding principles regarding annual bonus amounts, the short-term incentive "opportunity" ("Target Award") is stated in terms of a specified percentage of each Named Executive Officer's base salary and is designed to reward participants for the achievement of specified short-term individual, business-unit and/or Company-wide financial, operation or strategic goals. The Committee believes the pre-determined goals, regardless of whether tied to individual, business unit or Company-wide performance, should promote the Company's long-term success and shareholder value.

        In October 2007, and in accordance with the provisions of the EIP, the Committee met and established goals for fiscal 2008. The fiscal 2008 goals were as follows:

  (a)
  net income of the Company expressed as a percentage of net revenue,

  (b)
  revenue growth year-over-year for the Company expressed as a percentage,

  (c)
  SG&A target percentages for the Company,

  (d)
  R&D target percentage for the Company's memory products group,

  (e)
  a sale or divestiture of all or a portion of the Company's imaging business,

  (f)
  manufacturing cost reduction targets for DRAM and NAND products, and

  (g)
  an individual goal, tailored to each Named Executive Officer, given his role and responsibility within the Company.

        The corporate goals of net income and revenue growth were chosen due to their direct correlation to shareholder value creation. The other business unit or operational goals were chosen primarily for their potential indirect positive impact on the Company's net income and revenue growth. The threshold, target and maximum incentive amounts that could be payable under the EIP for achievement of the fiscal 2008 goals are shown in the columns "Estimated Future Payouts under Non-Equity Incentive Plan Awards" of the "Grants of Plan-Based Awards" table. The aggregate threshold amount requires considerable effort without assurance of achievement and represents the minimum level of achievement before any amounts are paid. The target payout requires a significant level of effort without assurance of goal achievement. The target level payout represents full achievement of the relevant goal. The maximum payout requires an exceptional amount of effort for results that are very aggressive, beyond target, and thought unlikely to be achieved based on information available at the time the goal was set. Not all goals had a threshold, target or maximum payout. In some cases, the targets were set with the expectation that they would be achieved at no less than "target" or not at all.

        The Target Awards established for fiscal 2008 for the Named Executive Officers were measured against the median Market Data. As previously discussed, although we review the short-term incentive opportunities against the median of Market Data and a range of +/- 20%, the opportunities are not necessarily limited to either the median of Market Data or the identified +/- 20% range. Actual results drive payouts and the Company pays for achievement of the pre-determined goals. For fiscal 2008, the following Target Awards were established for the Named Executive Officers:

  •
  Mr. Appleton—150% of base salary (which was 25% above the median of the relevant Market Data)

  •
  Mr. Durcan—120% of base salary (which was 1% above the median of the relevant Market Data)

  •
  Mr. Shirley—80% of base salary (which was 5% above the median of the relevant Market Data)

  •
  Mr. Adams—80% of base salary (which was 12% above the median of the relevant Market Data)

  •
  CFO(1)—90% of base salary (which was 4% below the median of the relevant Market Data)

(1)
At the time the Committee reviewed and established fiscal 2008 compensation levels, W. G. Stover, Jr., the Company's then CFO had announced his intention to resign from the Company. As a result of Mr. Stover's announcement, the Committee established compensation levels for the CFO position without any particular individual in mind. Mr. Stover resigned from the Company on November 29, 2007, and Mr. Foster was hired as his replacement on April 1, 2008.

        Given that the CEO and CFO serve in a positions tied closely to corporate-wide results, their Target Awards were heavily weighted (i.e., 70%) toward the successful completion of goals (a), (b) and (c) described above. Given that Mr. Durcan oversees operations that affected both the Company as a whole and the business units, his Target Awards were weighted across nearly all the corporate goals, with no single corporate goal receiving more than a 20% weight. Given that Messrs. Shirley and Adams each had responsibility for a significant business unit, their Target Awards were weighted toward a blend of corporate-wide goals and business unit/operational goals.

        Following a review of the fiscal 2008 results, the Committee determined the Company did not meet goals (a), (b), (d) and (e). The Named Executive Officers met the SG&A goal between target and maximum and the manufacturing cost reduction goals between threshold and target. Except for Mr. Adams, at least one individual goal for each of the Named Executive Officers was met between threshold and target. These varying levels of achievement resulted in amounts being paid to the Named Executive Officers as indicated in the column "Non-Equity Incentive Plan Compensation" in the "Fiscal 2008 Summary Compensation Table." Amounts paid were a function of the Named Executive Officer's base salary times percentage of goal achieved times weight given to the achieved goal. Notwithstanding having achieved certain corporate and individual goals, Mr. Appleton requested that, in light of current market conditions and the Company's results, he receive no short-term incentive payments for fiscal 2008. The Committee granted his request.

        The EIP calls for certain performance goals to be modified under the EIP if permitted by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to major corporate transactions. These events are more fully described in the EIP. Additionally, the Committee has the discretion to modify performance goals with respect to Target Awards that are not intended to satisfy Section 162(m) if the Committee determines that due to changes in business, operations, corporate or capital structure of the Company render existing performance goals to be unsuitable for a given performance period. Upon the occurrence of a "change in control" (as defined in the EIP), performance periods are deemed to have ended and the Committee will determine whether performance goals were achieved. Finally, the Committee always retains the ability to exercise "negative discretion" and reduce an amount otherwise earned pursuant to the EIP. In fiscal 2008, the Committee did not exercise any discretion, positive or negative, in connection with the EIP, except, as noted above, with respect to Mr. Appleton's short-term incentive award.

  Fiscal 2008 long-term equity incentives

        Pursuant to the Company's objective to provide a competitive compensation package, with variable compensation being a significant portion of such package, the Company provided the Named Executive Officers with equity awards in fiscal 2008. In connection therewith, the Committee reviewed the Market Data for the Compensation Peer Group for fiscal 2008, and found that 100% of the companies in the Compensation Peer Group used stock options, 62% of the companies used time-based restricted shares and 23% also used performance-based restricted shares as compensation vehicles for their executives.

        The Committee noted that prior to fiscal 2005, all equity awards at the Company had taken the form of stock options. Consequently, in order to bring the officers mix of equity compensation more in line with the practices of the Compensation Peer Group and to account for the fact that a majority of the prior awards had been in the form of stock options, the Committee determined that it would be appropriate to grant awards comprised of restricted stock only for fiscal 2008.

        Finally, in reviewing the Market Data in October 2007, the Committee further noted that of the companies of the Compensation Peer Group awarding restricted stock, a number of them awarded both time-based and performance-based restricted shares (a majority, however, used time-based restricted shares only). Consistent with our guiding principles that equity awards should not only tie executive compensation to long-term Company success but also have retentive effect, the Committee determined to approve awards of restricted stock with one-half of the value of the awards being subject to time-based restrictions and the other half being subject to performance-based restrictions. The Committee judged the 50-50 split value approach as an appropriate balance between the focus on retention and performance.

        With respect to the time-based restricted stock awards for fiscal 2008, the restrictions lapse as to one-fourth of the shares on each anniversary of the date of grant. With respect to the performance-based restricted stock awards granted in fiscal 2008, the restrictions will lapse, if ever, provided the Company achieves a certain percentage return on invested capital ("ROIC") over a rolling four-quarter period between the beginning of fiscal 2008 and the end of fiscal 2010 (the "Share Performance Period"). The achievement during the Share Performance Period of a lower threshold ROIC percentage will result in the restrictions lapsing as to one-half of the fiscal 2008 performance-based shares. The achievement during the Share Performance Period of the target ROIC percentage will result in the restrictions lapsing as to all of the fiscal 2008 performance-based shares. Both the threshold and target ROIC percentages require significant effort with the achievement of neither ROIC percentage being assured. In the absence of at least the threshold ROIC percentage being achieved during the Share Performance Period, the restrictions will not lapse and all of the fiscal 2008 performance-based shares set forth in the column titled "Estimated Future Payouts under Equity Incentive Plan Awards-Target" of the "Grants of Plan-Based Awards" table will be forfeited. For example, please refer to the discussion following the "Grant of Plan-Based Awards" table where we indicate that our Named Executive Officers forfeited their fiscal 2006 performance shares and will likely forfeit their fiscal 2007 performance-based shares as well for failing to meet the minimum specified rolling four quarter ROIC percentage during the relevant performance period.

        In determining the amount of the long-term equity incentive awards to be received by each of the Named Executive Officers for fiscal 2008, the Committee reviewed the Market Data. While the Market Data showed that Mr. Appleton's then current long-term equity incentive opportunity based on value was approximately 20% below the median, the Committee decided to keep the value of Mr. Appleton's long-term equity incentive award for fiscal 2008 at the fiscal 2007 level of $6,500,000.

        Consistent with the guiding principles that call for a 50-50 split in the value of the award, one-half with respect to time-based restricted shares and one-half with respect to performance-based shares, the Committee awarded Mr. Appleton the following number of shares, calculated as follows:

  •
  $3,250,000/$10.75 (the fair market value on the date of grant) = 302,326 shares; and

  •
  $3,250,000/$8.60 (the above price per share discounted by 20% due to the performance-based restrictions) = 377,907 shares

        The time-based share amounts (302,326) can be found listed in the column "Stock Awards: Number of Shares of Stock or Units" of the "Grants of Plan-Based Awards" table. The performance-based share amounts (377,907) can be found listed in the column "Estimated Future Payouts under Equity Incentive Plan Awards-Target" of the "Grants of Plan-Based Awards" table. Value differences between the amounts stated above and what is found in the table are attributable to the 20% discount applied to the performance-based shares and the SFAS No. 123(R) fair valuation method.

        Upon recommendation by the chief executive officer and following a performance appraisal by him of each of the other Named Executive Officers, the Committee approved long-term incentive opportunities for fiscal 2008, all of which fell between the 25th and 75th percentile of the Market Data for their position or rank. The share amounts for the Named Executive Officers other than Mr. Appleton were calculated in the same fashion and appear in the same columns as were used for Mr. Appleton in the "Grants of Plan-Based Awards" table.

        The Company has not and does not plan to time the granting of long-term incentive awards (or the payment of any other compensation) with the release of material, non-public information. Historically, long-term incentive awards have been made in the first quarter of the fiscal year with the exact grant date corresponding with the date of the meeting of the Committee (which typically occurs within approximately one week of the Company's announcement of its results for the fiscal year). Historically, long-term incentive grants to the Named Executive Officers are approved by the Committee on the same day as the grants to other officers and the exercise price of stock options is equal to the fair market value of the Company's Common Stock as defined by the applicable Company equity plan pursuant to which the award is granted. For purposes of the Company's equity plans, fair market value is defined as the average closing price as quoted on the NYSE for the last market trading day prior to the date of grant.

  Other fiscal 2008 employee benefits

        The Company provides medical, dental, disability, life insurance and defined contribution retirement benefit programs, in which substantially all employees, including the Named Executive Officers, are entitled to participate. The role of these plans is to provide a competitive level of health, welfare, and retirement benefits to substantially all employees.

         Time off with Pay.    In addition to cash and equity compensation programs, the Named Executive Officers participate in various other employee benefit plans, including, but not limited to, a time-off plan. Under the time-off plan, all employees of the Company, including the Named Executive Officers, are allowed to accumulate up to 999 hours of time-off to be used for vacation, holiday, sick time, emergencies and personal needs. Amounts accumulated in excess of 999 hours, if any, are paid out as regular compensation to participants, including the Named Executive Officers, and, with respect to the latter are included in the "Summary Compensation Table."

         401(k) Retirement Benefits.    The Company provides retirement benefits to its employees, including the Named Executive Officers, under its tax-qualified 401(k) plan. In fiscal 2008, the Company made discretionary matching contributions on behalf of each participant equal to 4% of annual eligible earnings or $2,000, whichever was greater. The Named Executive Officers participate in the 401(k) Plan on the same terms as all other Company employees.

Stock Ownership Guidelines

        We have established stock ownership guidelines for our officers and directors. The Committee believes that officers will more effectively manage the Company in the best interests of the shareholders if they are also shareholders. The minimum ownership guideline for officers ranges from 10,000 to 90,000 shares, depending on the officer's position with the Company. Officers are given five years to meet the ownership guidelines. Sales restrictions may be imposed upon the Company's officers and directors if the stock ownership guidelines are not met.

        The Committee reviews the Ownership Guidelines at least annually and monitors each covered executive's progress toward, and continued compliance with, the guidelines. For fiscal 2008, all officers were in compliance with the guidelines.

Consideration of Tax Consequences when Making Compensation Decisions

        Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Named Executive Officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Historically, we have structured the key component of our long-term incentives in the form of stock option grants or performance-based restricted stock awards to comply with the statute. Awards under the Company's EIP are also generally designed to comply with the statute. Although the Committee believes it is important to preserve the deductibility of compensation under Section 162(m) whenever practicable, it reserves the right to grant or approve compensation or awards that may be non-deductible when it believes such compensation or awards are in the best interests of the Company and its shareholders. For fiscal 2008, the Committee believes the EIP payments complied with Section 162(m) and that the lapse of restrictions on the performance-based restricted shares, if ever, should comply with Section 162(m) at the time of lapse. Other tax consequences, whether to the Named Executive Officer or to the Company, did not influence an initial recommendation or change in an award or compensation for fiscal 2008.

Accounting Implications of our Executive Compensation Program

        We recognize expense for our stock compensation plans using the fair value method in accordance with the adoption in 2006 of SFAS No. 123(R). Prior to fiscal 2006, we have recorded our compensation cost in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," which did not require the recording of an expense for stock options if they were granted at a price equal to the fair market value of our common stock on the grant date.

Severance Agreements

        We have historically approved severance agreements for each of the Company's Named Executive Officers. In general, they provide for severance payments upon termination of employment with the Company for any reason, including death, voluntary or involuntary termination, or termination with or without cause. We believe severance agreements are in the best interests of the Company and its shareholders because we believe they are necessary to attract and maintain qualified executive talent, promote candid discussion among the officers of the Company, help provide for a smooth transition when there is a change in management, provide the officer with benefits in consideration of a promise not to compete with the Company after termination of employment with the Company and release the Company, officers, directors, employees and agents from any and all claims.

        Each of our Named Executive Officers has a severance agreement in place with the Company (the "Severance Agreements"). The Severance Agreements provide for a "Transition Period," which begins upon a "separation of service" as defined in Section 409A of the Code, regardless of when a termination of employment or loss of officer status occurs, and ends after a period of one year, except with regard to Messrs. Stover and Foster. Mr. Stover's Severance Agreement provided for a Transition Period of 184 days plus the number of hours Mr. Stover had accrued under the Company's time off plan, which resulted in Mr. Stover's Transition Period being slightly less than one year. Mr. Foster's Severance Agreement provides that during the first two years of his employment with the Company, his one-year Transition Period shall be extended by an additional two years, provided, however that the additional two years will be reduced over his first two years of service on a daily basis, pro rata, so that the standard one-year Transition Period applies at the end of such two years. In addition, if Mr. Foster chooses to leave the Company voluntarily during his first two years of service, the additional two-year extension, or remaining pro-rata amount thereof, will automatically be eliminated. The Compensation Committee reviewed and approved the terms of Mr. Foster's Severance Agreement in connection with Mr. Foster's hiring.

        Provided an officer complies with post-employment restrictions described below and all other terms of the Severance Agreement, the officer is entitled to receive compensation during the Transition Period equivalent to the compensation and benefits customarily provided to such officer while employed including, but not limited to, salary, bonuses, executive bonuses, benefits and continued vesting of any granted stock options and restricted shares. With respect to short-term incentive awards and long-term equity awards that are performance-based, the officer is entitled to receive such awards only if the goals are achieved prior to or during the applicable Transition Period. Such terminated officers are not entitled to receive any new awards under the Company's equity plans or EIP or to the payment of any compensation that would be deferred past the Transition Period due to payment criteria of an incentive program, as those criteria exist as of the Termination Date. Pursuant to Mr. Stover's severance agreement, restrictions as to 26,467 shares of restricted stock were scheduled to lapse during his Transition Period. In connection with his resignation and in recognition of his approximately 20 years of service with the Company, the Committee accelerated the lapsing of restrictions as to these shares and an additional 19,600 shares of restricted stock held by Mr. Stover.

        Terminated officers are subject to the following restrictions:

  •
  A one year noncompetition obligation.

  •
  Confidentiality obligations related to the Company's proprietary and confidential information that last indefinitely.

  •
  A nondisparagement and confidentiality obligation surrounding the reasons for, and circumstances of, the officer's termination of employment or change in officer status that lasts indefinitely. However, the Company may disclose such information as it determines, in its sole discretion, is either required by law to be disclosed or necessary to be disclosed to serve a valid business purpose.

  •
  Non-solicitation and non-interference provisions relating to the Company's employees and business partners.

        Upon receipt of all benefits under the Severance Agreement, the officer and Company are considered to have settled, waived, and voluntarily released any and all claims each has or may have against the other, inclusive of any of the Company's affiliates, officers, directors, employees or agents, both individually and in their official capacities, which claims are accruing prior to the end of the Transition Period.

        The amounts payable to Mr. Stover in connection with his resignation and amounts that would be paid to the Named Executive Officers under the Severance Agreements assuming they had terminated employment with the Company as of our fiscal year end, August 28, 2008, can be found in the table Voluntary or Involuntary Termination of Employment.

Change-in-Control Arrangements

        The Company does not have separate change-in-control arrangements for its executive officers or directors. The severance agreements described above, including the Severance Agreements, provide for transitional benefits in the event of termination of employment, regardless of the reason for the termination, including a change in control. In addition, under the terms of the Company's equity compensation plans, equity awards may be substituted, assumed or accelerated upon a change in control, depending upon the circumstances.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and our discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

                      The Compensation Committee
                      Dr. Teruaki Aoki
                      Lawrence N. Mondry

Compensation Committee Interlocks and Insider Participation

        No members of the Compensation Committee (Dr. Aoki and Mr. Mondry) are or have been officers or employees of the Company or any of its subsidiaries. During fiscal 2008, no executive officer of the Company served on the compensation committee (or equivalent), or the board of directors of another entity whose executive officer(s) served on the Company's Compensation Committee or on the board of directors of the Company.

 FISCAL 2008 SUMMARY COMPENSATION TABLE

        The following table details the total compensation earned by the Company's Named Executive Officers in fiscal 2008 and 2007.

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(1)		Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Steven R. Appleton Chief Executive Officer (Principal Executive Officer)	2008 2007	$950,000 948,169	$2,187,977 2,334,443	$	— 22,547	— —	$49,392 63,157	$3,187,369 3,368,316
Ronald C. Foster(4) Chief Financial Officer (Principal Financial Officer)	2008 2007	186,923 —	156,376 —		72,550 —	$102,031 —	520,875 —	1,038,755 —
D. Mark Durcan President and Chief Operating Officer	2008 2007	600,000 515,115	1,302,354 1,325,986		— 11,273	233,712 203,850	9,200 10,284	2,145,266 2,066,508
Mark W. Adams Vice President of Worldwide Sales	2008 2007	368,000 342,000	434,036 505,607		466,795 498,677	69,603 70,840	9,200 10,284	1,347,634 1,427,408
Brian M. Shirley Vice President of Memory	2008 2007	436,000 394,854	581,054 649,917		185,658 244,928	113,399 128,960	9,200 10,284	1,325,310 1,428,943
W. G. Stover, Jr.(5) Former Chief Financial Officer	2008 2007	112,500 449,870	320,136 502,953		— 11,273	— 127,080	441,437 28,457	874,073 1,119,633

(1)
Amount shown is the expense recognized in the Company's audited annual financial statements under SFAS No. 123(R) for each Named Executive Officer's outstanding restricted stock and stock options. For option awards, assumptions used in determining the fair values are set forth in the "Equity Plans" notes to the Company's financial statements included in its annual reports on Form 10-K for fiscal 2008, 2007 and 2006, which are incorporated herein by reference. For stock awards, the expense shown is based solely on the fair value as of the date of grant, disregarding any assumptions as to estimated forfeitures based on continued service. No other assumptions are used in the expense calculation for the stock awards. Under the Company's equity plans, fair market value is defined as the average closing price on the last trading day prior to the date of grant. Any dividends payable with respect to the Company's Common Stock will be payable with respect to all awards of restricted stock.

(2)
All amounts shown were paid pursuant to the Executive Officer Incentive Plan ("EIP") and relate to the achievement of certain performance milestones. In light of the Company's financial results, in fiscal 2008 and 2007, Mr. Appleton declined amounts earned under the EIP.

(3)
Amounts shown reflect the following compensation for each Named Executive Officer:

  •
  Matching contributions allocated by the Company to each of the Named Executive Officers pursuant to the Company's 401(k) retirement plan. For fiscal 2008, the contributions for Messrs. Appleton, Durcan, Shirley and Adams were $9,200 and the contribution for Mr. Foster was $2,013. The contributions for each of the Named Executive Officers for fiscal 2007 were $9,000.

  •
  In fiscal 2007, the Company made return on equity contributions to employees 401(k) accounts based on the Company's return of equity ("ROE"). The ROE contribution for each of the Named Executive Officers was $1,284. The Company eliminated the ROE contribution after fiscal 2007.

  •
  Under the Company's time-off plan, unused time off in excess of 999 hours cannot be carried forward and is paid out in cash. Amounts paid to Messrs. Appleton and Stover in fiscal 2008 under the time-off plan were $40,192 and $11,250, respectively. Amounts paid to Messrs. Appleton and Stover in fiscal 2007 under the time-off plan were $52,873 and $18,173, respectively.

    •
    Mr. Foster received a signing bonus of $50,000 for joining the Company and was reimbursed for relocation expenses of $253,891 related to his move from California to Idaho. Also included in Mr. Foster's amount are taxes associated with the signing bonus and relocation expenses in the amounts of $50,260 and $164,711, respectively.

    •
    Mr. Stover left the Company in November 2007 and during fiscal 2008 earned severance payments aggregating $430,187 in accordance with the terms of his severance agreement.

(4)
Mr. Foster joined the Company as Chief Financial Officer in April 1, 2008. Mr. Foster's base salary for fiscal 2008 was $450,000. Amount shown reflects prorated salary for fiscal 2008.

(5)
Mr. Stover served as the Company's Chief Financial Officer during a portion of fiscal 2008 (September 2007 through November 2007). In connection with his departure from the Company, an expense of $207,623 for the accelerated vesting of 46,067 restricted shares was recognized by the Company.

 GRANTS OF PLAN-BASED AWARDS IN FISCAL 2008

        The table below sets forth the plan-based award grants to the Company's Named Executive Officers in fiscal 2008. W. G. Stover, the Company's former Chief Financial Officer did not receive any plan-based awards in fiscal 2008.

			Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			Option Awards: Number of Securities Underlying Options
								Stock Awards: Number of Shares of Stock or Units(3)
	Plan Name									Exercise Price of Options	Close Price on Grant Date	Grant Date Fair Value of Stock (or units) and Option(4)
Name		Grant Date	Threshold	Target	Max	Threshold	Target
Steven R. Appleton Chief Executive Officer	2004 Plan 2004 Plan EIP	10/09/07 10/09/07 10/09/07	$1,068,750	$1,425,000	$2,493,750	188,954	377,907	302,326			$10.64	$3,250,005 4,062,500
Ronald C. Foster Chief Financial Officer	2004 Plan 2004 Plan 2004 Plan EIP	4/1/2008 4/1/2008 4/1/2008 4/1/2008	101,250	168,750	303,750	52,346	104,691	83,753	300,000	$5.97	6.00	740,515 500,005 625,005
D. Mark Durcan President and Chief Operating Officer	2004 Plan 2004 Plan EIP	10/08/07 10/08/07 10/08/07	522,000	720,000	1,260,000	86,806	173,612	138,889			10.75	1,500,001 1,875,010
Mark W. Adams Vice President of Worldwide Sales	2004 Plan 2004 Plan EIP	10/08/07 10/08/07 10/08/07	177,600	296,000	532,800	23,149	46,297	37,038			10.75	400,010 500,008
Brian M. Shirley Vice President of Memory	2004 Plan 2004 Plan EIP	10/08/07 10/08/07 10/08/07	237,600	352,000	545,600	43,403	86,806	69,445			10.75	750,006 937,505

(1)
Represents bonuses set in fiscal 2008 under the Executive Officer Incentive Plan ("EIP"). Payment of bonuses under the EIP is dependent upon meeting specified performance goals. Target amounts represent the aggregate amount that would be paid upon the successful achievement of each goal assigned to the Named Executive Officer. Actual amounts paid pursuant to these bonuses are included in the Summary Compensation Table under the heading "Non-equity Incentive Plan Compensation."

(2)
Represents restricted stock awarded in fiscal 2008 under the 2004 Equity Incentive Plan (the "2004 Plan") with performance-based restrictions. Information related to the performance-based restrictions associated with these shares is contained in Compensation Discussion and Analysis. Target amounts represent the maximum number of shares that may be awarded.

(3)
Represents restricted stock awarded in fiscal 2008 under the 2004 Plan with time-based restrictions. Time-based restrictions lapse in four equal installments over a four year period from the date of the award.

(4)
The expense shown for stock awards is based solely on the fair value as of the date of grant, disregarding any assumptions as to estimated forfeitures based on continued service. No other assumptions are used in the expense calculation for the stock awards. Under the Company's equity plans fair market value is defined as the average closing price on the last trading day prior to the date of grant. For purposes of the Company's equity plans and the calculation of "Grant Date Fair Value," the fair market value of the Company's Common Stock on the dates of grant referenced in this table (October 8, 2007, October 9, 2007 and April 1, 2008) were $10.80, $10.75 and $5.97, respectively (the average closing prices on October 5, 2007, October 8, 2007, and March 31, 2008). The closing price of the Company's Common Stock on the dates of grant referenced in this table (October 8, 2007, October 9, 2007 and April 1, 2008) was $10.75, $10.64 and $6.00, respectively. Assumptions used in determining the fair values of these option awards is set forth in the "Equity Plans" notes to the Company's financial statements included in its annual reports on Form 10-K for fiscal 2008.

         Plan Information:    In fiscal 2008, compensatory awards were made to the Named Executive Officers pursuant to the Executive Officer Incentive Plan (the "EIP") and the 2004 Equity Incentive Plan (the "2004 Plan"). The EIP was approved by the Company's shareholders in November 2004. The purpose of the EIP is to attract, retain and reward qualified executives who are important to the Company's success by providing cash awards for outstanding performance at the individual, business-unit and Company-wide level. The 2004 Plan was also approved by the Company's shareholders in November 2004. The purpose of the 2004 Plan is to promote the Company's success by linking the personal interests of its employees, officers, directors and consultants to those of the Company's shareholders, and by providing participants with an incentive for outstanding performance. Permissible awards under the 2004 Plan include: options, restricted stock, restricted stock units, stock appreciation rights, deferred stock units and dividend equivalent rights. The Company has issued options, restricted stock and restricted stock units under the 2004 Plan.

         Lapsing of Restrictions Associated with Restricted Stock Awards:    The restrictions associated with the restricted stock granted to the Named Executive Officers include both time-based restrictions and performance-based restrictions. Time-based restrictions applicable to awards made in fiscal 2006 and 2005 lapse in three equal installments over a three-year period from the date of the award. Time-based restrictions applicable to awards made after fiscal 2006 lapse in four equal installments over a four-year period. For information on the restrictions associated with performance-based awards, see the Compensation Discussion and Analysis.

Issuance of Performance-Based Awards:

         Restricted Stock.    In fiscal 2007 and 2006, the Company's executive officers were granted restricted stock with performance-based restrictions related to the achievement of a minimum specified ROIC goal. While the executive officers have until the end of fiscal 2009 to achieve the performance goals associated with the shares granted in 2007, during fiscal 2008 it was determined that achievement of the goals was not probable and the expense the Company had previously recorded related to those shares was reversed. Similarly, in fiscal 2007 the expense related to the performance-based shares granted in fiscal 2006 was reversed when it was determined that the achievement of the ROIC goals associated with those shares was not probable. In fiscal 2009 the restricted shares granted in fiscal 2006 were in fact forfeited.

        Set for the below are the expenses reversed in fiscal 2008 and 2007 for the Named Executive Officers and the number of shares related to the expense.

	2008		2007
Name	Expense	Shares	Expense	Shares*
Steven R. Appleton	$1,300,316	235,600	$540,264	145,000
D. Mark Durcan	600,486	108,800	167,668	45,000
Mark W. Adams	160,060	29,000	—	—
Brian M. Shirley	269,885	48,900	—	—
W.G. Stover, Jr.	269,885	48,900	167,668	45,000

    *
    Restricted shares forfeited as a result of performance goals not being met.

         Cash Awards.    The performance milestones related to the payment of bonuses under the EIP for fiscal 2008 and 2007 were only partially achieved or not achieved at all. As a result, bonuses for those fiscal years were not paid out at the levels indicated in the columns labeled "Estimated Future Payouts under Non-equity Incentive Plan Awards" on the "Grants of Plan-Based Awards" table. The actual amount of the EIP bonuses paid for fiscal 2008 and 2007 performance are included in the "Fiscal 2008 Summary Compensation Table" in the column labeled "Non-Equity Plan Incentive Compensation." The performance milestones related to the EIP are discussed in the Compensation Discussion and Analysis.

         Compensation Expense Related to Stock Options:    Compensation expense related to stock options held by the Named Executive Officers is significantly less then the expense related to restricted stock for two reasons. First, since fiscal 2005 the Company has not regularly granted stock options to its executive officers. While the Company retains the flexibility to award stock options to executive officers, in recent years only shares of restricted stock have been awarded. The shift to restricted stock was made in an effort to bring the composition of the executive officers' equity awards in line with that of the executive officers at other corporations within the Company's compensation peer group. (See the Compensation Discussion and Analysis for additional information related to the Company's peer group.) Second, in April 2005, the Company accelerated the vesting of outstanding options with an exercise price of $12.00 or higher in an attempt to reduce compensation costs associated with the adoption of SFAS No. 123(R). As a result, the expenses associated with accelerated options for the Named Executive Officers' options were never required to be recorded in the Company's financial statements.

         Stock Option Vesting:    Since September 2004, options granted by the Company generally vest in four equal installments over a four-year period from the date of grant and have a term of six years. Mr. Adams holds options that were originally issued by Lexar Media, Inc. ("Lexar") and subsequently converted into Micron options in connection with the Company's acquisition of Lexar in June 2006. His Lexar options vest over a four-year period, with 25% vesting in the first year and the remaining 75% vesting in monthly increments thereafter. The Lexar options have a term of 10 years.

         Determination of Stock-based Compensation:    Under the provisions of SFAS No. 123(R), stock-based compensation cost is estimated at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period of the award. Determining the appropriate fair value model and calculating the fair value of stock-based awards at the grant date requires considerable judgment, including estimating stock price volatility, expected option life and forfeiture rates. The Company develops its estimates based on historical data and market information which can change significantly over time. A small change in the estimates used can result in a relatively large change in the estimated valuation.

        The Company uses the Black-Scholes option valuation model to value employee stock awards. The Company estimates stock price volatility based on an average of its historical volatility and the implied volatility derived from traded options on the Company's stock. The estimate life of options granted was based on the simplified method provided by the SEC. Forfeiture rates are derived from historical experience and the terms and conditions of the options. For stock-based compensation awards with graded vesting that were granted after 2005, the Company recognizes compensation expense using the straight-line amortization method.

 OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

        The following table provides information with respect to outstanding stock options and restricted shares held by the Company's Named Executive Officers as of August 28, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Steven R. Appleton	200,000			$14.02	9/21/2008	55,000	(2)	$235,950	145,000	(3)	$622,050
Chief Executive Officer	250,000			39.94	9/27/2009	141,375	(4)	606,499	235,600	(5)	1,010,724
	250,000			78.31	9/1/2010	302,326	(6)	1,296,979	377,907	(7)	1,621,221
	400,000			21.11	9/21/2011
	600,000			17.43	9/10/2012
	80,000			9.16	4/22/2013
	300,000			14.35	9/23/2013
	300,000			15.91	3/29/2014
	420,000			12.03	10/1/2010
Ronald C. Foster		300,000	(8)	5.97	4/1/2014	83,753	(9)	359,300	104,691	(7)	449,124
Chief Financial Officer
D. Mark Durcan	180,000			14.02	9/21/2008	16,667	(2)	71,501	45,000	(3)	193,050
President and Chief Operating	200,000			39.94	9/27/2009	16,667	(10)	71,501	108,800	(5)	466,752
Officer	200,000			78.31	9/1/2010	65,250	(4)	279,923	173,612	(7)	744,795
	300,000			21.11	9/21/2011	33,750	(11)	144,788
	300,000			17.43	9/10/2012	138,889	(12)	595,834
	40,000			9.16	4/22/2013
	125,000			14.35	9/23/2013
	125,000			15.91	3/29/2014
	130,000			12.03	10/1/2010
Mark W. Adams	50,000	50,000	(13)	16.68	6/27/2012	15,000	(15)	64,350	29,000	(5)	124,410
Vice President of Worldwide	43,509	15,740	(14)	14.52	1/4/2016	17,400	(4)	74,646	46,297	(7)	198,614
Sales	87,020	31,479	(14)	10.89	2/10/2016	37,038	(12)	158,893
Brian M. Shirley	28,000	12,500	(16)	14.02	9/21/2008	4,400	(19)	18,876	48,900	(5)	209,781
Vice President of	60,000	32,500	(17)	32.06	10/20/2009	10,000	(10)	42,900	86,806	(7)	372,398
Memory	50,100	25,000	(18)	28.56	10/18/2010	29,400	(4)	126,126
	12,500			13.23	9/15/2011	69,445	(12)	297,919
	70,100			21.11	9/21/2011
	32,500			13.55	12/16/2011
	65,000			12.44	10/16/2012
	5,000			9.00	5/5/2013
	100,000			12.52	11/19/2013
	50,000			11.51	9/1/2014
W. G. Stover, Jr. (20)	122,000			14.02	9/21/2008				45,000	(3)	193,050
Former Chief Financial Officer	200,000			39.94	9/27/2009				48,900	(5)	209,781
	200,000			78.31	9/1/2010
	300,000			21.11	9/21/2011
	300,000			17.43	9/10/2012
	10,000			9.16	4/22/2013
	112,500			14.35	9/23/2013
	112,500			15.91	3/29/2014

(1)
Calculated by multiplying the number of shares of restricted stock by $4.29, the closing price of the Company's common stock on August 28, 2008.

(2)
Restrictions on shares lapse on September 30, 2008.

(3)
Performance-based restrictions on shares lapse upon the achievement of a specified minimum ROIC goal by the fourth fiscal quarter of 2008. The performance goals related to these shares were not met and the shares were forfeited on October 1, 2008.

(4)
Restrictions on shares lapse in equal installments on September 26, 2008, September 26, 2009, and September 26, 2010.

(5)
Performance-based restrictions on shares lapse upon the achievement of a specified minimum ROIC goal by the fourth fiscal quarter of 2009. The Company currently anticipates that the performance goals related to these shares will not be met and that the shares will be forfeited.

(6)
Restrictions on shares lapse in 25% increments annually beginning on October 9, 2008.

(7)
Performance-based restrictions on shares lapse upon the achievement of a specified minimum ROIC goal by the fourth fiscal quarter of 2010.

(8)
Options vest in 25% increments annually beginning on April 1, 2009.

(9)
Restrictions on shares lapse in 25% increments annually beginning on April 1, 2009.

(10)
Restrictions on shares lapse on February 13, 2009.

(11)
Restrictions on shares lapse in equal installments on August 27, 2009, August 27, 2010 and August 27, 2011.

(12)
Restrictions on shares lapse in 25% increments annually beginning on October 8, 2008.

(13)
Options vest in equal installments on June 27, 2009, and June 27, 2010.

(14)
Options vest in 5.9% increments monthly beginning on September 4, 2008, and ending on January 4, 2010

(15)
Restrictions on shares lapse on June 27, 2009.

(16)
Options vest in equal installments on September 15, 2008, and September 15, 2009.

(17)
Options vest in equal installments on December 16, 2008, and December 16, 2009.

(18)
Options vested on September 1, 2008.

(19)
Restrictions on shares lapse on December 16, 2008.

(20)
Mr. Stover served as the Company's Chief Financial Officer during a portion of fiscal 2008 (September 2007 through November 2008).

OPTION EXERCISES AND STOCK VESTED

        The following table sets forth information related to the number of options and restricted shares held by each of the Named Executive Officers, that were exercised or vested in fiscal 2008, and the value realized.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Steven R. Appleton Chief Executive Officer	—	—	125,458	$1,314,568
Ronald C. Foster Chief Financial Officer	—	—	—	—
D. Mark Durcan President and Chief Operating Officer	—	—	77,999	682,858
Mark W. Adams Vice President of Worldwide Sales	—	—	20,800	165,228
Brian M. Shirley Vice President of Memory	—	—	24,200	209,046
W. G. Stover, Jr.(2) Former Chief Financial Officer	—	—	79,200	760,313

(1)
Value calculated by multiplying number of shares by the market value of the shares on the vesting date.

(2)
Mr. Stover served as the Company's Chief Financial Officer during a portion of fiscal 2008 (September 2007 through November 2007). In connection with his departure from the Company, 46,067 restricted shares were accelerated by the Company.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The following tables quantify the estimated payments and benefits for each of the Named Executive Officers pursuant to the Severance Agreements described in the "Severance Agreements" section of the "Compensation Discussion and Analysis." The amounts were calculated based on Mr. Stover's resignation date of November 29, 2007 and as if the other Named Executive Officers separated from service on August 28, 2008, the last day of fiscal 2008.

        The "Salary" portion of severance payments are paid on the Company's regular bi-weekly payroll schedule during the officer's Transition Period subject to the possibility of a six-month delay that may be required by Section 409A of the Code. If Section 409A imposes a six-month delay, payments during the delay would be accumulated and paid to the officer on the first day of the seventh month following the officer's separation from service. The remaining payments would then be paid according to the Company's regular payroll schedule.

        The "Bonus" portion of the severance payments is paid only if the applicable performance goals are achieved prior to or during the applicable Transition Period. Such payments are made at the same time as the other officers participating in the applicable bonus plan receive their payments, if any, and typically would occur during the Company's first fiscal quarter.

        The "Cash in Lieu of Benefits" portion of the severance payments is calculated based on the difference between the amount of premiums the Named Executive Officer paid each month for benefits coverage as an employee of the Company and the estimated premiums the Named Executive Officer would need to pay each month for the same or similar coverage as a former employee of the Company. This monthly amount is multiplied by the number of months in the Named Executive Officer's Transition Period and is grossed-up for taxes. In addition, a portion of the "Cash in Lieu of Benefits" payments consist of the amount of matching contribution the Named Executive Officer would have received in the Company's 401(k) plan if the Named Executive Officer had continued to participate in such plan during the Transition Period. This payment is grossed-up for taxes. All gross-up calculations and payments are based on the standard supplemental withholding rates provided by federal and state guidelines. The Company does not use the Named Executive Officer's actual tax rate for these calculations. The "Cash in Lieu of Benefits" payment is made within 30 days after the officer's separation from service, subject to the possibility of a six-month delay that may be required by Section 409A of the Code. If Section 409A imposes a six-month delay, the payment would be made to the officer on the first day of the seventh month following the officer's separation from service.

        The "Value of Extended Option Vesting and Exercise Period" and the "Value of Extended Restricted Stock Vesting" portions of the severance arrangement have been estimated assuming the continued vesting and exercisability during the Transition Period.

        The "Value of Unearned Stock Awards" was determined in the manner described below in footnote (6).

Voluntary or Involuntary Termination of Employment

Name	Salary(1)	Bonus(2)	Cash in Lieu of Benefits Payment(3)	Value of Extended Option Vesting and Exercise Period(4)	Value of Extended Restricted Stock Vesting(5)	Value of Unearned Stock Awards(6)	Total
Steven R. Appleton Chief Executive Officer	$950,000	—	$118,678	$37,192	$762,361	—	$1,868,231
Ronald C. Foster Chief Financial Officer	1,166,301	$102,031	269,679	154,348	179,652	$449,124	2,321,135
D. Mark Durcan President and Chief Operating Officer	600,000	233,712	93,790	15,107	433,531	—	1,376,140
Mark W. Adams Vice President of Worldwide Sales	370,000	69,603	65,309	7,859	128,955	—	641,726
Brian M. Shirley Vice President of Memory	440,000	113,399	57,369	11,007	178,297	—	800,072
W. G. Stover, Jr. Former Chief Financial Officer	446,539	—	92,686	92,352	412,300	—	1,043,877

(1)
Represents 12 months of the Named Executive Officer's monthly salary as of August 28, 2008, except with respect to Mr. Foster and Mr. Stover. Mr. Foster would have been entitled to 31 months of salary if he had been terminated on August 28, 2008. Mr. Stover's Transition Period began on November 30, 2007 and will end on November 25, 2008. As of August 28, 2008, Mr. Stover had received $313,269 in salary payments and the remaining $133,270 is payable for the period from August 28, 2008 through November 25, 2008.

(2)
Represents the cash bonus actually earned by each Named Executive Officer for fiscal 2008, as determined by the Compensation Committee. Mr. Stover was not eligible for a cash bonus for fiscal 2008.

(3)
Represents a cash payment for an amount estimated to allow the Named Executive Officer to purchase during the Transition Period benefits similar to those he received while an employee of the Company and to compensate the Named Executive Officer for the loss of his 401(k) plan match during the applicable Transition Period. The amount listed includes a gross-up calculation for the tax impact of the payment. Mr. Stover received a one-time payment in the amount listed during fiscal 2008.

(4)
Represents the option value resulting from the additional vesting and exercise period provided by the Named Executive Officer's 12-month (31 months for Mr. Foster) Transition Period. The fair value of each option award is estimated as of August 28, 2008 (November 29, 2007 for Mr. Stover), using the Black-Scholes model. Expected volatility is based on the implied volatility from traded options on the Company's stock and historical volatility. The expected term is based on the length of transition period. The risk-free rates are based on the U.S. Treasury yield.

(5)
Represents the restricted share value resulting from the additional vesting provided by the Named Executive Officer's 12-month (31 months for Mr. Foster) Transition Period. Except with respect to Mr. Stover, amount shown is calculated as the number of shares multiplied by $4.29 per share, the Company's closing stock price on August 28, 2008. The stock price used with respect to Mr. Stover is based on $8.95 per share, which was the closing price of the Company's stock on December 5, 2007, which is the day the Compensation Committee approved the acceleration of the lapsing of the restrictions on the shares.

(6)
The Company's performance-based goals have been established on a long-term basis using a four-quarter rolling average. Due to the Company's performance in recent fiscal quarters, the Company has assumed for purposes of this presentation that the performance-based goals related to these shares would not have been met during the Named Executive Officer's 12-month Transition Period. In the case of Mr. Foster, the Company has assumed for purposes of this presentation that the performance-based goals related to these shares would have been met during Mr. Foster's 31-month Transition Period.

Change in Control

        The Company does not have change-in-control arrangements for its Named Executive Officers. However, the severance agreements described above provide for transitional benefits in the event of termination of employment, whether or not the termination is in connection with a change in control. In addition, under the Company's equity plans, upon a change in control or corporate transaction, outstanding awards become fully vested or may be accelerated at the discretion of the administrator of the plan. A change in control is generally defined as a change in the majority of the Board's directors within a specified time period or the acquisition of 35% or more of the Company's outstanding Common Stock. A corporate transaction is generally defined as merger or sale of substantially all of the Company's assets.

        Under the EIP, a change in control results in an early payout of awards, to the extent earned. Upon a change in control, performance achievement is measured as of the last day of the month preceding the change in control and is paid within 30 days.

        The following table sets forth the estimated benefits payable to the Named Executive Officers assuming a change in control or corporate transaction occurred on August 28, 2008. We have assumed for simplicity of presentation that benefits earned as of August 28, 2008, would have equaled benefits earned as of the end of the preceding month in the event of a change of control.

Name	EIP Bonus(1)	Value of Options(2)	Value of Restricted Stock(3)	Total
Steven R. Appleton Chief Executive Officer	—	—	$5,393,422	$5,393,422
Ronald C. Foster Chief Financial Officer	$102,031	—	808,425	910,456
D. Mark Durcan President and Chief Operating Officer	233,712	—	2,568,144	2,801,856
Mark W. Adams Vice President of Worldwide Sales	69,603	—	620,913	690,516
Brian M. Shirley Vice President of Memory	113,399	—	1,068,000	1,181,399
W. G. Stover, Jr. Former Chief Financial Officer	—	—	—	—

(1)
Based on performance measured as of August 28, 2008 and the target award for the officer for fiscal 2008, as determined by the Compensation Committee.

(2)
Assumes the acceleration of vesting for all outstanding options. Amount shown is calculated as the excess of $4.29, the closing price of the Company's stock on August 28, 2008, over the accelerated option's exercise price.

(3)
Assumes the lapsing of all restrictions associated with the shares. Amount shown is calculated as the number of shares on which restrictions would lapse multiplied by $4.29 per share.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of August 28, 2008, regarding Common Stock that may be issued pursuant to the Company's equity compensation plans:

	(a) Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price Of Outstanding Options, Warrants and Rights	(c) Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Shareholders	87,359,899	(1)	$18.63	61,082,339	(2)
Equity Compensation Plans Not Approved By Shareholders(3)	29,702,291		18.35	19,599,293

Totals(4)	117,062,190		18.56	80,681,632	(2)

(1)
Includes shares issuable upon exercise of options granted pursuant to the Company's 1994 Stock Option Plan (the "1994 Plan"), 1996 Lexar Stock Option Plan (the "1996 Lexar Plan"), 2000 Lexar Stock Option Plan (the "2000 Lexar Plan"), 2001 Stock Option Plan (the "2001 Plan"), 2004 Equity Incentive Plan (the "2004 Plan"), 2007 Equity Incentive Plan (the "2007 Plan") and rights under the 1998 Director's Stock Incentive Plan (the "DSIP"). The 2004 Plan and the 2007 Plan provide for a maximum term for options and SARs of six years, all other Company equity plans provide for a maximum option term of 10 years. The 2004 Plan and the 2007 Plan which are the Company's only plans that permit the granting awards other than stock options, provide that awards other than stock options or SARs reduce the number of available shares under the plan by two shares for each one share covered by the award. In addition, none of the Company's equity plans contain provisions that are commonly known as "liberal share counting provisions" or permit the grant of discounted options or SARs.

(2)
Includes 405,316 shares remaining under the DSIP and 1,771,149 shares remaining under the Company's 1989 Employee Stock Purchase Plan (the "ESPP"). The DSIP will expire on January 14, 2009. The ESPP was suspended by the Board of Directors effective December 31, 2007 and will expire October 31, 2008.

(3)
Includes shares issuable upon exercise of options granted pursuant to the Company's Nonstatutory Stock Option Plan (the "NSOP"), 1997 Nonstatutory Stock Option Plan (the "1997 Plan"), 1998 Nonstatutory Stock Option Plan (the "1998 Plan") and the 2002 Employee Inducement Stock Option Plan (the "2002 Plan"). Options granted under the aforementioned plans have terms ranging from six to ten years. The exercise price and the vesting schedule of the options granted under these plans are determined by the administrators of the plans or the Company's Board of Directors. Executive officers and directors do not participate in the aforementioned plans.

(4)
The following table contains further information as to awards outstanding and available for issuance under each of the Company's equity plans.

Equity Plan	(a) Number of Securities Underlying Outstanding Awards		(b) Number of Securities Available for Issuance (Excluding Securities Reflected in Column (a))
Approved Plans
1994 Plan	36,643,854		0
1996 Lexar Plan	50,384		0
2000 Lexar Plan	1,458,166		0
2001 Plan	35,404,667		5,371,077
2004 Plan	5,137,725	(a)	34,864,461
2007 Plan	8,625,227	(b)	18,670,336
DSIP	39,876		405,316
ESPP	—		1,771,149

Approved Plan Total	87,359,899		61,082,339

Not Approved Plans
NSOP	28,875,509		17,879,618
1997 Plan	210,650		252,914
1998 Plan	616,132		466,761
2002 Plan	0		1,000,000

Not Approved Plan Total	29,702,291		19,599,293

Grand Total	117,062,190		80,681,632

      (a)
      Includes 1,398,112 restricted stock units.

      (b)
      Includes 2,703,237 restricted stock units.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Related party transactions are reviewed by the Company's Board of Directors. Related parties include the Company's directors and officers, their family members and affiliates. In cases where the related party is a director, that director does not participate in the review of the proposed transaction. In reviewing a proposed related party transaction, the Board considers all the relevant facts and circumstances of the transaction, such as (i) the nature and terms of the transactions, (ii) the dollar value of the transaction, (iii) whether the terms of the transaction are at least as favorable as they would have been if a related party was not involved, (iv) the business reasons for the transaction, (v) whether the transaction would result in an improper conflict of interest and (vi) the effects of the transaction on the ongoing relationship between the Company and the related party.

        During fiscal 2008, the Company paid $121 million to Lam Research Corporation ("Lam") for semiconductor manufacturing equipment and related services. The Company also received approximately $413,000 from Lam for the sale of used equipment in fiscal 2008. Mr. Bagley is the Executive Chairman of Lam.

        In December 2006, the Company acquired the CMOS image sensor business of Avago Technologies Limited ("Avago"). The Company paid Avago $8 million in fiscal 2008 for the achievement of certain contingent payments related to the acquisition. Ms. Johnson was the Senior Vice President, Finance and Chief Financial Officer of Avago at the time of the acquisition. Ms. Johnson did not participate in any deliberations of the Company's Board of Directors concerning the Avago acquisition.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities and Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own beneficially more than 10% of the Common Stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange ("NYSE"). Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a) of the Exchange Act. Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that with the exception of Form 4s for two executive officers (Brian M. Shirley and Patrick T. Otte), all directors, other executive officers, and greater than 10% beneficial owners complied with all applicable filing requirements during the fiscal year ended August 28, 2008. Mr. Shirley and Mr. Otte each had one late filing related to one transaction.

NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on December 11, 2008. The Proxy statement and Annual Report on Form 10-K are available at www.proxydocs.com/mu.

        As permitted by rules recently adopted by the Securities and Exchange Commission, we are making our proxy material available to our shareholders electronically via the Internet. We have mailed many of our shareholders a notice containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K and vote online. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your voting instructions over the Internet. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

 HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS

        The Company is allowed and intends to deliver only one copy of the notice regarding the Internet availability of proxy materials or set of one Annual Report on Form 10-K and one Proxy Statement to multiple registered shareholders sharing an address who have received prior notice of our intent to deliver such notice or report and proxy statement per address, so long as the Company has not received contrary instructions from one or more of such shareholders. This practice is commonly referred to as "householding." Householding reduces the volume of duplicate information received at your household and the cost to the Company of preparing and mailing duplicate materials.

        If you share an address with other registered shareholders and your household receives one copy of the notice of Internet availability or of this Proxy Statement and 2008 Annual Report on Form 10-K and you decide you want a separate copy of this Proxy Statement and 2008 Annual Report on Form 10-K through the date of the Annual Meeting, we will promptly deliver your separate copy if you contact us at Micron Technology, Inc., Attn.: Corporate Secretary, P.O. Box 6, MS-1-507, Boise, Idaho 83707-0006 or (208) 368-4500. Additionally, to resume the mailing of individual copies of future annual reports, proxy statements, proxy statements combined with a prospectus, and information statements to a particular shareholder, you may contact Wells Fargo Bank, N.A., Attn.: Householding, P.O. Box 64854, St. Paul, Minnesota 55164-0854 or at (800) 347-8625 and your request will be effective within 30 days after receipt. After the Annual Meeting, you may request householding of these documents by providing Wells Fargo Bank at the address provided directly above with a written request to eliminate multiple mailings. The written request must include names and account numbers of all shareholders consenting to householding for a given address and must be signed by those shareholders.

        Additionally, the Company has been notified that certain banks, brokers and other nominees will household the company's annual reports and proxy statements for shareholders who hold in street names and have consented to householding. In this case, you may request an individual copy of this Proxy Statement and 2008 Annual Report on Form 10-K by contacting your bank, broker or other nominee.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

        Proposals of shareholders of the Company which are intended to be presented at the Company's 2009 Annual Meeting of Shareholders must be received by the Company at its principal executive offices located at 8000 South Federal Way, Boise, Idaho 83716-9632, no later than July 8, 2009, and must also be in compliance with the Company's Restated Certificate of Incorporation and its Bylaws and with applicable laws and regulations in order to be included in the Proxy Statement and form of proxy relating to that meeting. Proposals which are received after July 8, 2009, will be untimely and will not be considered at the meeting.

        October 28, 2008

THE BOARD OF DIRECTORS

 APPENDIX A

MICRON TECHNOLOGY, INC.
2007 EQUITY INCENTIVE PLAN

ARTICLE 1
PURPOSE

        1.1.    GENERAL.    The purpose of the Micron Technology, Inc. 2007 Equity Incentive Plan (the "Plan") is to promote the success, and enhance the value, of Micron Technology, Inc. (the "Company"), by linking the personal interests of employees, non-employee directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, non-employee directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, non-employee directors and consultants of the Company and its Affiliates; provided, however, that no officer, including without limitation the chief executive officer of the Company, is eligible to be a Participant in the Plan.

ARTICLE 2
DEFINITIONS

        2.1.    DEFINITIONS.    When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

          (a)       "Affiliate" means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

          (b)       "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Share, Dividend Equivalent Award, Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

          (c)       "Award Certificate" means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

          (d)       "Board" means the Board of Directors of the Company.

          (e)       "Change in Control" means and includes the occurrence of any one of the following events:

              (i)      individuals who, on the Effective Date, constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

             (ii)      any person is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common stock of the Company ("Company Common Stock") or (B) securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of directors (the "Company Voting Securities"); provided, however, that for purposes of this subsection (ii), the following acquisitions shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary of the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

            (iii)      the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a "Reorganization"), or the sale or other disposition of all or substantially all of the Company's assets (a "Sale") or the acquisition of assets or stock of another corporation (an "Acquisition"), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets or stock either directly or through one or more subsidiaries, the "Surviving Corporation") in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Corporation or its ultimate parent corporation, or (z) any employee benefit plan or related trust) sponsored or maintained by any of the foregoing is the beneficial owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

            (iv)      approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          (f)        "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future law, legislation or regulation amending, supplementing or superseding such Section or regulation.

          (g)       "Committee" means the committee of the Board described in Article 4.

          (h)       "Company" means Micron Technology, Inc., a Delaware corporation, or any successor corporation.

          (i)        "Continuous Status as a Participant" means the absence of any interruption or termination of service as an employee, officer, consultant or non-employee director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, "Continuous Status as a Participant" means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall not be considered interrupted in the case of any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

          (j)        "Covered Employee" means a covered employee as defined in Code Section 162(m)(3).

          (k)       "Disability" or "Disabled" has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an Affiliate, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. Notwithstanding the foregoing, for any Awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code, Disability has the meaning given such term in Section 409A of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

          (l)        "Deferred Stock Unit" means a right granted to a Participant under Article 11.

          (m)      "Dividend Equivalent" means a right granted to a Participant under Article 12.

          (n)       "Effective Date" has the meaning assigned such term in Section 3.1.

          (o)       "Eligible Participant" means an employee, consultant or non-employee director of the Company or any Affiliate; provided, however, that no officer, including without limitation the chief executive officer of the Company, is eligible to be a Participant in the Plan.

          (p)       "Exchange" means the New York Stock Exchange or any other national securities exchange or national market system on which the Stock may from time to time be listed or traded.

          (q)       "Fair Market Value" of the Stock, on any date, means: (i) if the Stock is listed or traded on any Exchange, the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on such Exchange (or, if more than one Exchange, the Exchange with the greatest volume of trading in the Stock) for such date, or if no sales or bids were reported for such date, on the last market trading day prior to the day of determination, as reported by Market Sweep, a service from Interactive Data Services, Inc., or such other source as the Committee deems reliable; (ii) if the Stock is quoted on the over-the-counter market or is regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of the Stock shall be the mean between the high bid and low asked prices for the Stock on such date, or if no sales or bids were reported for such date, on the last market trading day prior to the day of determination, as reported by Market Sweep, a service from Interactive Data Services, Inc. or such other source as the Committee deems reliable, or (iii) in the absence of an established market for the Stock, the Fair Market Value shall be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

          (r)       "Full Value Award" means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock.

          (s)       "Grant Date" of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

          (t)        "Incentive Stock Option" means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

          (u)       "Non-Employee Director" means a director of the Company who is not a common law employee of the Company or an Affiliate.

          (v)       "Nonstatutory Stock Option" means an Option that is not an Incentive Stock Option.

          (w)      "Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

          (x)       "Other Stock-Based Award" means a right, granted to a Participant under Article 13 that relates to or is valued by reference to Stock or other Awards relating to Stock.

          (y)       "Parent" means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

          (z)       "Participant" means a person who, as an employee, non-employee director or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term "Participant" refers to a beneficiary designated pursuant to Section 14.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision. Notwithstanding the foregoing, a Participant shall not include the chief executive officer or any other officers of the Company.

          (aa)     "Performance Share" means any right granted to a Participant under Article 9 to a unit to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

          (bb)     "Person" means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

          (cc)     "Plan" means the Micron Technology, Inc. 2007 Equity Incentive Plan, as amended from time to time.

          (dd)     "Qualified Performance-Based Award" means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 14.10(b), or (ii) an Option or SAR.

          (ee)     "Qualified Business Criteria" means one or more of the Business Criteria listed in Section 14.10(b) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

          (ff)      "Restricted Stock Award" means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

          (gg)     "Restricted Stock Unit Award" means the right granted to a Participant under Article 10 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

          (hh)     "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

          (ii)       "Shares" means shares of the Company's Stock. If there has been an adjustment or substitution pursuant to Section 15.1, the term "Shares" shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 15.1.

          (jj)       "Stock" means the $.10 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

          (kk)     "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

          (ll)       "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

          (mm)    "1933 Act" means the Securities Act of 1933, as amended from time to time.

          (nn)     "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

        3.1.    EFFECTIVE DATE.    The Plan shall be effective as of the date it is approved by both the Board and the stockholders of the Company (the "Effective Date").

        3.2.    TERMINATION OF PLAN.    The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein, which shall continue to be governed by the applicable terms and conditions of this Plan. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination. No Incentive Stock Options may be granted more than ten years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.

ARTICLE 4
ADMINISTRATION

        4.1.    COMMITTEE.    The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and "outside directors" (within the meaning of Code Section 162(m)) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award.

However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

        4.2.    ACTION AND INTERPRETATIONS BY THE COMMITTEE.    For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company's or an Affiliate's independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

        4.3.    AUTHORITY OF COMMITTEE.    Except as provided below, the Committee has the exclusive power, authority and discretion to:

          (a)       Grant Awards;

          (b)       Designate Participants;

          (c)       Determine the type or types of Awards to be granted to each Participant;

          (d)       Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

          (e)       Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, base price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

          (f)        Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, in accordance with Article 14, based in each case on such considerations as the Committee in its sole discretion determines;

          (g)       Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (h)       Prescribe the form of each Award Certificate, which need not be identical for each Participant;

          (i)        Decide all other matters that must be determined in connection with an Award;

          (j)        Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

          (k)       Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

          (l)        Amend the Plan or any Award Certificate as provided herein; and

          (m)      Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

        Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

        Notwithstanding the above, the Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters, to (i) designate officers, employees and/or consultants of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

        4.4.    AWARD CERTIFICATES.    Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

        5.1.    NUMBER OF SHARES.    Subject to adjustment as provided in Sections 5.2 and 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 30,000,000; provided, however, that each Share issued under the Plan pursuant to a Full Value Award shall reduce the number of available Shares by two (2) shares. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 2,000,000.

        5.2.    SHARE COUNTING.    Shares covered by an Award shall be subtracted from the Plan share reserve as of the date of grant, but shall be added back to the Plan share reserve in accordance with this Section 5.2.

          (a)   To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

          (b)   Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

          (c)   Substitute Awards granted pursuant to Section 14.14 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

        5.3.    STOCK DISTRIBUTED.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

        5.4.    LIMITATION ON AWARDS.    Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1), the maximum number of Shares with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 2,000,000. The maximum aggregate grant with respect to Awards of Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares or other Stock-Based Awards (other than Options or SARs) granted in any one calendar year to any one Participant shall be 2,000,000.

ARTICLE 6
ELIGIBILITY

        6.1.    GENERAL.    Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted to only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an "eligible issuer of service recipient stock" within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7
STOCK OPTIONS

        7.1.    GENERAL.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

            (a)    EXERCISE PRICE.    The exercise price per Share under an Option shall be determined by the Committee; provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.14) shall not be less than the Fair Market Value as of the Grant Date.

            (b)    PROHIBITION ON REPRICING.    Except as otherwise provided in Section 15.1, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

            (c)    TIME AND CONDITIONS OF EXERCISE.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

            (d)    PAYMENT.    The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including "cashless exercise" arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

            (e)    EXERCISE TERM.    No option granted under the Plan shall be exercisable for more than six years from the Grant Date.

            (f)    NO DEFERRAL FEATURE.    No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

            (g)    SUSPENSION.    Any Participant who is also a participant in the Retirement at Micron ("RAM") Section 401(k) Plan and who requests and receives a hardship distribution from the RAM Plan, is prohibited from making, and must suspend, his or her employee elective contributions and employee contributions including, without limitation on the foregoing, the exercise of any Option granted from the date of receipt by that employee of the RAM hardship distribution.

        7.2.    INCENTIVE STOCK OPTIONS.    The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8
STOCK APPRECIATION RIGHTS

        8.1.    GRANT OF STOCK APPRECIATION RIGHTS.    The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

          (a)    RIGHT TO PAYMENT.    Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

            (1)   The Fair Market Value of one Share on the date of exercise; over

            (2)   The base price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

          (b)    PROHIBITION ON REPRICING.    Except as otherwise provided in Section 15.1, the base price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

          (c)    EXERCISE TERM.    No SAR granted under the Plan shall be exercisable for more than six years from the Grant Date.

          (d)    NO DEFERRAL FEATURE.    No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

          (e)    OTHER TERMS.    All awards of Stock Appreciation Rights shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.

ARTICLE 9
PERFORMANCE SHARES

        9.1.    GRANT OF PERFORMANCE SHARES.    The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Shares as provided in Section 4.3. All Performance Shares shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Shares are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

        9.2.    PERFORMANCE GOALS.    The Committee may establish performance goals for Performance Shares which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in amount determined by the Committee. The foregoing two sentences shall not apply with respect to an Award of Performance Shares that is intended to be a Qualified Performance-Based Award.

        9.3.    RIGHT TO PAYMENT.    The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent value in cash or other property, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number of the Performance Shares that will be earned by the Participant.

        9.4.    OTHER TERMS.    Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Certificate.

ARTICLE 10
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

        10.1.    GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS.    Subject to the terms and conditions of this Article 10, the Committee is authorized to make Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

        10.2.    ISSUANCE AND RESTRICTIONS.    Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock); provided, however, at a minimum, all Restricted Stock and Restricted Stock Units shall be subject to the restrictions set forth in Section 14.4 for a period of no less than (a) one year from the date of award with respect to Restricted Stock or Restricted Stock Units subject to restrictions that lapse based upon satisfaction of performance goals, and (b) three years from the date of award with respect to Restricted Stock or Restricted Stock Units subject to time-based restrictions that lapse based upon one's Continuous Status as a Participant. For avoidance of doubt, nothing in the foregoing shall preclude any applicable restriction, including those set forth in Section 14.4 hereof, from lapsing ratably, including, but not limited to, roughly annual increments over three years, with respect to the Restricted Stock or Restricted Stock Units referred to in Section 10.2(b). Moreover, nothing in the foregoing shall preclude or be interpreted to preclude Awards to Non-employee Directors from containing a period of restriction shorter than that set forth above. Finally, nothing in this Section 10.2 shall be deemed or interpreted to preclude the waiver, lapse or the acceleration of lapse, of any restrictions with respect to Restricted Stock or Restricted Stock Units in accordance with or as permitted by Sections 14.7 through Section 14.9, respectively, Article 15 or any other provision of the Plan. Subject to the remaining terms and conditions of the Plan, these restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units.

        10.3.    FORFEITURE.    Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Certificate, subject to the terms and conditions of the Plan, that restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, including, but not limited to, death, Disability, or for the convenience or in the best interests of the Company.

        10.4.    DELIVERY OF RESTRICTED STOCK.    Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11
DEFERRED STOCK UNITS

        11.1.    GRANT OF DEFERRED STOCK UNITS.    The Committee is authorized to grant Deferred Stock Units to Participants subject to such terms and conditions as may be selected by the Committee. Deferred Stock Units shall entitle the Participant to receive Shares of Stock (or the equivalent value in cash or other property if so determined by the Committee) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections. An Award of Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms and conditions applicable to the Award.

ARTICLE 12
DIVIDEND EQUIVALENTS

        12.1.    GRANT OF DIVIDEND EQUIVALENTS.    The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested. Unless otherwise provided in the applicable Award Certificate, Dividend Equivalents will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant's right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

ARTICLE 13
STOCK OR OTHER STOCK-BASED AWARDS

        13.1.    GRANT OF STOCK OR OTHER STOCK-BASED AWARDS.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14
PROVISIONS APPLICABLE TO AWARDS

        14.1.    STAND-ALONE AND TANDEM AWARDS.    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, any other Award granted under the Plan. Subject to Section 16.2, awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

        14.2.    TERM OF AWARD.    The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from its Grant Date.

        14.3.    FORM OF PAYMENT FOR AWARDS.    Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or (except with respect to Options or SARs) on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

        14.4.    LIMITS ON TRANSFER.    No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

        14.5.    BENEFICIARIES.    Notwithstanding Section 14.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

        14.6.    STOCK TRADING RESTRICTIONS.    All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

        14.7.    ACCELERATION UPON A CHANGE IN CONTROL.    Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the occurrence of a Change in Control, all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, and all time-based vesting restrictions on outstanding Awards shall lapse. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the occurrence of a Change in Control, the target payout opportunities attainable under all outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon an assumed achievement of all relevant performance goals at the "target" level and there shall be prorata payout to Participants within thirty (30) days following the effective date of the Change in Control (or any later date required by Section 17.3 of the Plan) based upon the length of time within the performance period that has elapsed prior to the Change in Control.

        14.8.    ACCELERATION UPON DEATH OR DISABILITY.    Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the Participant's death or Disability during his or her Continuous Status as a Participant, (i) all of such Participant's outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the Participant's outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all of such Participant's outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the "target" level and there shall be a prorata payout to the Participant or his or her estate within thirty (30) days following the date of termination (or any later date required by Section 17.3 of the Plan) based upon the length of time within the performance period that has elapsed prior to the date of termination. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Awards Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

        14.9.    ACCELERATION FOR ANY OTHER REASON.    Regardless of whether an event has occurred as described in Section 14.7 or 14.8 above, and subject to Section 14.11 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that all or a portion of a Participant's Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare; provided, however, the Committee shall not exercise such discretion with respect to Full Value Awards comprised of Shares of Restricted Stock or Restricted Stock Units which, in the aggregate, exceed five percent (5%) of the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan; provided, further, that when calculating whether the five percent (5%) maximum has been reached, the Committee shall not count or consider any Shares of Restricted Stock or Restricted Stock Units granted to Non-Employee Directors or regarding which the Committee accelerated vesting rights, waived restrictions or determined performance-based criteria had been satisfied resulting from an event described in Section 14.7, Article 15, a Participant's termination of employment or separation from service resulting from death, Disability or for the convenience or in the bests interests of the Company. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.9.

        14.10.    EFFECT OF ACCELERATION.    If an Award is accelerated under Section 14.7, Section 14.8 or Section 14.9, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

        14.11.    QUALIFIED PERFORMANCE-BASED AWARDS.

          (a)   The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption; provided that the exercise or base price of such Award is not less than the Fair Market Value of the Shares on the Grant Date.

          (b)   When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a unit, division, region, department or function within the Company or an Affiliate:

    •
    Gross and/or net revenue (including whether in the aggregate or attributable to specific products)

    •
    Cost of Goods Sold and Gross Margin

    •
    Costs and expenses, including Research & Development and Selling, General & Administrative

    •
    Income (gross, operating, net, etc.)

    •
    Earnings, including before interest, taxes, depreciation and amortization (whether in the aggregate or on a per share basis

    •
    Cash flows and share price

    •
    Return on investment, capital, equity

    •
    Manufacturing efficiency (including yield enhancement and cycle time reductions), quality improvements and customer satisfaction

    •
    Product life cycle management (including product and technology design, development, transfer, manufacturing introduction, and sales price optimization and management)

    •
    Economic profit or loss

    •
    Market share

    •
    Employee retention, compensation, training and development, including succession planning

    •
    Objective goals consistent with the Participant's specific duties and responsibilities, designed to further the financial, operational and other business interests of the Company, including goals and objectives with respect to regulatory compliance matters.

          Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms (including completion of pre-established projects, such as the introduction of specified products), in percentages, or in terms of growth from period to period or growth rates over time as well as measured relative to an established or specially-created performance index of Company competitors, peers or other members of high tech industries. Any member of an index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

          (c)   Each Qualified Performance-Based Award (other than an Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, including the condition as to continued employment as set forth in subsection (g) below, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, in its sole and absolute discretion, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death or Disability of the Participant, or upon a Change in Control. In addition, the Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and /or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as ninety (90) days and may be any longer period.

          (d)   The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall include, exclude or otherwise equitably adjust for any of the following events that occurs during a performance period: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and /or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form and at a time that meets the requirements of Code Section 162(m) for deductibility.

          (e)   Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to subsection (c) above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Written certification may take the form of a Committee resolution passed by a majority of the Committee at a properly convened meeting or through unanimous action by the Committee via action by written consent. The certification requirement also may be satisfied by a separate writing executed by the Chairman of the Committee, acting in his capacity as such, following the foregoing Committee action or by the Chairman executing approved minutes of the Committee in which such determinations were made. Except as specifically provided in subsection (c), no Qualified Performance-Based Award held by a Covered Employee or an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

          (f)    Section 5.4 sets forth the maximum number of Shares that may be granted in any one-year period to a Participant in designated forms of stock-based Awards.

          (g)   With respect to a Participant who is an officer of the Company, any payment of a Qualified Performance-Based Award granted with performance goals pursuant to subsection (c) above shall be conditioned on the officer having remained continuously employed by the Company or an Affiliate for the entire performance or measurement period, including, as well, through the date of determination and certification of the payment of any such Award pursuant to subsection (e) above (the "Certification Date"). For purposes of the Plan, with respect to any given performance or measurement period, an officer of the Company (i) who terminates employment (regardless of cause) or who otherwise ceases to be an officer, prior to the Certification Date, and (ii) who, pursuant to a separate contractual arrangement with the Company is entitled to receive payments from the Company thereunder extending to or beyond such Certification Date as a result of such termination or cessation in officer status, shall be deemed to have been employed by the Company as an officer through the Certification Date for purposes of payment eligibility.

        14.12.    TERMINATION OF EMPLOYMENT.    Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant's Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant's employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

        14.13.    FORFEITURE EVENTS.    The Committee may specify in an Award Certificate that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

        14.14.    SUBSTITUTE AWARDS.    The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15
CHANGES IN CAPITAL STRUCTURE

        15.1.    MANDATORY ADJUSTMENTS.    In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

        15.2.    DISCRETIONARY ADJUSTMENTS.    Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

        15.3.    GENERAL.    Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16
AMENDMENT, MODIFICATION AND TERMINATION

        16.1.    AMENDMENT, MODIFICATION AND TERMINATION.    The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

        16.2.    AWARDS PREVIOUSLY GRANTED.    At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

          (a)   Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

          (b)   The original term of an Option may not be extended without the prior approval of the stockholders of the Company;

          (c)   Except as otherwise provided in Article 15, the exercise price of an Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

          (d)   No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be "adversely affected" by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

        16.3.    COMPLIANCE AMENDMENTS.    Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Committee may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 17
GENERAL PROVISIONS

        17.1.    NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS.    No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

        17.2.    NO STOCKHOLDER RIGHTS.    No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

        17.3.    SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

          (a)   Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt "deferred compensation" for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant's Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of "change in control event", "disability" or "separation from service", as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award upon a Change in Control,

  Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Certificate that is permissible under Section 409A.

          (b)   If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Company's President) shall determine which Awards or portions thereof will be subject to such exemptions.

          (c)   Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute non-exempt "deferred compensation" for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant's separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

            (i)    if the payment or distribution is payable in a lump sum, the Participant's right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Participant's death or the first day of the seventh month following the Participant's separation from service; and

            (ii)   if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant's separation from service will be accumulated and the Participant's right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Participant's death or the first day of the seventh month following the Participant's separation from service, whereupon the accumulated amount will be paid or distributed to the Participant and the normal payment or distribution schedule for any remaining payments or distributions will resume.

        For purposes of this Plan, the term "Specified Employee" has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company's Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

        17.4.    WITHHOLDING.    The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

        17.5.    NO RIGHT TO CONTINUED SERVICE.    Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant's employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant's Award or otherwise. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board of Directors without giving rise to any liability on the part of the Company or an of its Affiliates.

        17.6.    UNFUNDED STATUS OF AWARDS.    The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.

        17.7.    RELATIONSHIP TO OTHER BENEFITS.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

        17.8.    EXPENSES.    The expenses of administering the Plan shall be borne by the Company and its Affiliates.

        17.9.    TITLES AND HEADINGS.    The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

        17.10.    GENDER AND NUMBER.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

        17.11.    FRACTIONAL SHARES.    No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

        17.12.    GOVERNMENT AND OTHER REGULATIONS.

          (a)   Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

          (b)   Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee's determination that all related requirements have been fulfilled. The

  Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

        17.13.    GOVERNING LAW.    To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

        17.14.    ADDITIONAL PROVISIONS.    Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

        17.15.    NO LIMITATIONS ON RIGHTS OF COMPANY.    The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

        17.16.    INDEMNIFICATION.    Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Directions to the
2008 Annual Meeting of Shareholders

To be held at
Micron's Headquarters
8000 S. Federal Way, Boise, ID
Thursday, December 11, 2008, 9:00 a.m.

Annual Meeting of Shareholders of Micron Technology, Inc.

Date:		Thursday, December 11, 2008
Place:		Company Headquarters, 8000 South Federal Way, Boise Idaho 87316-9632
Time:		9:00 am, Mountain Standard Time
See Voting Instruction Number (3) On Reverse Side.

Please make your marks like this: ☒ Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS

Directors
1.	To elect directors to serve for the			Vote	Recommend
	ensuing year and until their succesors	For	Against	Withheld
are elected and qualified:

	(01)Teruaki Aoki	☐		☐	For

	(02) Steven R. Appleton	☐		☐	For

	(03) James W. Bagley	☐		☐	For

	(04) Robert L. Bailey	☐		☐	For

	(05) Mercedes Johnson	☐		☐	For

	(06) Lawrence N. Mondry	☐		☐	For

	(07) Robert E. Switz	☐		☐	For

2.	Proposal by the Company to approve an amendment to the Company’s 2007 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 10,000,000	☐	☐	☐	For

3.	Proposal by the Company to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending September 3, 2009	☐	☐	☐	For

Control Number
To attend the meeting and vote your
	shares in person please mark this box.	☐
Authorized Signatures - This section must be completed for your instructions to be executed.

	Please Sign	Please Date

	Please Sign	Please Date

 Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual Meeting of Shareholders of Micron Technology, Inc. to be held
Thursday, December 11, 2008
For Holders as of October 15, 2008

INTERNET	TELEPHONE
1-866-586-3108

Go To

www.proxypush.com/mu

• Cast your vote online.	OR	• Use any touch-tone telephone.
• Have your Voting Instruction Form ready.
• Follow the simple recorded instructions.

  MAIL

OR	•	Mark, sign and date your Voting Instruction Form.
	•	Detach your Voting Instruction Form.
	•	Return your Voting Instruction Form in the postage-paid envelope provided.

Go Green! Sign up for electronic delivery to save paper and eliminate clutter from your mailbox. Simply go to: https://www.proxypush.com/mu to receive documents via e-mail.

All votes must be received by 5:00 pm, Eastern Time December 10, 2008.

PROXY TABULATOR FOR

P.O. BOX 8016

CARY, NC 27512-9903

Shares

Account Number

EVENT #	68382

CLIENT #	962304

ControlNumber

Copyright © 2008 Mediant Communications LLC. All Rights Reserved

Revocable Proxy – Micron Technology, Inc.

The undersigned shareholder(s) of Micron Technology, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of 2008 Annual Meeting of Shareholders and Proxy Statement, each dated October 28, 2008, and hereby appoints Steven R. Appleton and D. Mark Durcan, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Shareholders of Micron Technology, Inc., to be held December 11, 2008, at 9:00 a.m., Mountain Standard Time, at the Company’s headquarters located at 8000 South Federal Way, Boise, Idaho 83716-9632, and at any adjournment or adjournments thereof, and to vote (including cumulatively, if required) all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth:

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” Proposals 1, 2, and 3.

PROXY TABULATOR FOR

MICRON TECHNOLOGY, INC.

P.O. BOX 8016

CARY, NC 27512-9903

QuickLinks

Notice of 2008 Annual Meeting of Shareholders December 11, 2008
INFORMATION CONCERNING SOLICITATION AND VOTING
ITEM 1—ELECTION OF DIRECTORS
COMPENSATION OF DIRECTORS
ITEM 2—APPROVAL OF AN AMENDMENT TO THE 2007 EQUITY INCENTIVE PLAN
ITEM 3—RATIFICATION OF PRICEWATERHOUSECOOPERS LLP
PRINCIPAL SHAREHOLDERS
EXECUTIVE COMPENSATION AND RELATED INFORMATION COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
FISCAL 2008 SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2008
OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS
HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS
DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
  APPENDIX A
MICRON TECHNOLOGY, INC. 2007 EQUITY INCENTIVE PLAN
ARTICLE 5 SHARES SUBJECT TO THE PLAN
ARTICLE 6 ELIGIBILITY
ARTICLE 7 STOCK OPTIONS
ARTICLE 8 STOCK APPRECIATION RIGHTS
ARTICLE 9 PERFORMANCE SHARES
ARTICLE 10 RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS
ARTICLE 11 DEFERRED STOCK UNITS
ARTICLE 12 DIVIDEND EQUIVALENTS
ARTICLE 13 STOCK OR OTHER STOCK-BASED AWARDS
ARTICLE 14 PROVISIONS APPLICABLE TO AWARDS
ARTICLE 15 CHANGES IN CAPITAL STRUCTURE
ARTICLE 16 AMENDMENT, MODIFICATION AND TERMINATION
ARTICLE 17 GENERAL PROVISIONS